UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DYNEX CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTE: THE TRANSACTIONS THAT ARE THE SUBJECT OF THE PROXY STATEMENT CONTAINED IN THIS SCHEDULE 14A ARE GOVERNED BY SEC RULE 13E-3 AND ARE ALSO THE SUBJECT OF A SEPARATE FILING BY THE REGISTRANT ON A COMBINED SCHEDULE TO/13E-3 THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONTEMPORANEOUSLY HEREWITH.

March 29, 2004

To Our Preferred Stockholders:

You are cordially invited to attend a special meeting of Preferred Stockholders of Dynex Capital, Inc. The meeting will be held at Dynex Capital’s corporate offices located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, on Thursday, April 29, 2004 at 2:00 p.m., Eastern time.

At the special meeting, you will be asked to consider and vote upon an important transaction that is aimed at simplifying and improving Dynex Capital’s capital structure. The transaction involves the automatic conversion of the outstanding shares of each of our series of Preferred Stock (Series A, Series B and Series C) into shares of a new Series D Preferred Stock, with an additional payout of shares of our Common Stock and cash consideration in lieu of any fractional shares of Series D Preferred Stock and Common Stock (the “Series D conversion”).

The Series D conversion will be accomplished through an amendment of Dynex Capital’s articles of incorporation to:

1.	designate and establish the terms of the new Series D Preferred Stock, and

2.	eliminate the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred stock by providing for the automatic conversion of those shares into Series D Preferred Stock and Common Stock.

The adoption of the amendment that will implement the Series D conversion will require the approval at the special meeting of the holders of two-thirds of the outstanding shares of each of the three series of Preferred Stock.

Concurrently with the mailing of the accompanying proxy statement, Dynex Capital is commencing an exchange offer (the “Note Offer”) through an offering circular distributed with this letter and the accompanying proxy statement to all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Stockholders”). The Note Offer and the Series D conversion are components of an overall recapitalization of Dynex Capital’s capital structure. In the Note Offer, Dynex Capital is seeking tenders of up to approximately 70% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in exchange for a new series of 9.50% Senior Notes. If the Series D conversion is approved at the special meeting, both the Note Offer and the Series D conversion are expected to close and become effective as soon as practicable following the special meeting. As a Preferred Stockholder, you are encouraged to carefully read the offering circular and the related letter of transmittal.

Dynex Capital is proposing the Series D conversion because it believes:

•

The elimination of the dividend arrearages in the three separate series of Preferred Stock, the replacement of three series of Preferred Stock with a single series, and the reduction in the overall amount of Preferred Stock outstanding, will simplify Dynex Capital’s capital structure and should create improved opportunities for Dynex Capital to engage in strategic transactions, access the capital markets, and/or reinvest in business activities.

•	The holders of Preferred Stock whose shares will be converted will receive a security instrument that includes stronger covenants in the event Dynex Capital fails to pay future dividends (or otherwise falls below certain financial thresholds) and a guaranty of future board of directors representation.

•	The improved conversion features of the Series D Preferred Stock will create greater opportunities for the holders of Preferred Stock to participate in any future success in the Company’s business strategies by lowering the conversion price into Common Stock from $48 or higher to $10 per share of Common Stock.

•	The conversion of the three series of Preferred Stock into Series D Preferred Stock, the elimination of the dividend arrearage, and the payment of dividends on Series D Preferred Stock will likely enhance the market liquidity of Series D Preferred Stock relative to the existing liquidity of the three separate series of Preferred Stock.

•	The holders of Common Stock will benefit from a capital structure that commits fewer long-term resources to the payment of Preferred Stock dividends and that reduces the liquidation preference held by the holders of Preferred Stock primarily through the issuance of additional Common Stock.

A committee of the board of directors reviewed and considered the terms of the recapitalization and unanimously recommended the approval of those terms, including the proposed Series D conversion, to the board of directors. The board of directors has determined that the recapitalization is both substantively and procedurally fair to Dynex Capital’s unaffiliated Preferred Stockholders of each series and unaffiliated Common Stockholders and is advisable and in the best interests of Dynex Capital and its stockholders, and recommends that Dynex Capital’s Preferred Stockholders vote in favor of the Series D conversion.

The board of directors did not retain the services of a financial advisor to render an opinion as to the fairness of the recapitalization transaction, but reached an independent determination that the transaction, including the Series D conversion, is substantively and procedurally fair to Dynex Capital’s unaffiliated Preferred Stockholders of each series and unaffiliated Common Stockholders. Among other factors, the board of directors took into account the fact that all holders of each series of Preferred Stock, and the three series of Preferred Stock collectively, will be treated equally in the Series D conversion and will receive an equal premium to the original issue price of their shares in the form of new Series D Preferred Stock and Common Stock, and the fact that the Series D conversion cannot be approved by the holders of the Preferred Stock unless a majority of the holders of the Preferred Stock who are unaffiliated with members of the board of directors vote in favor of the Series D conversion. Dynex Capital did not retain an independent advisor to represent the interests of unaffiliated stockholders.

The board of directors unanimously recommends that you vote FOR the proposal to amend our articles of incorporation.

Even if the preferred stockholders approve the Series D conversion, we may not complete the recapitalization if any of several other conditions are not satisfied. These conditions include:

•	The approval by our Common Stockholders of the issuance of shares of Common Stock in connection with the recapitalization; and

•	The tender by our Preferred Stockholders of shares of Preferred Stock that will result in the issuance of at least $10,000,000 in principal amount of new Senior Notes.

Information about the special meeting of holders of Preferred Stock and the business to be considered and voted upon at the special meeting is included in the accompanying notice of special meeting and proxy statement. These materials include a summary of the recapitalization, including the Series D conversion, and additional information about the parties involved and their interests in the recapitalization, including the Series D conversion. We encourage you to read and consider carefully the information contained in the proxy statement. In addition, you may find additional information about our company from documents we have filed with the Securities and Exchange Commission (“SEC”), including our combined Issuer Tender Offer Statement and Rule 13e-3 Transaction Statement filed on Schedule TO with the SEC.

Your vote is important regardless of the number of shares you own, and regardless of whether you plan to tender your shares in the Note Offer. We urge you to complete, sign, date and return the enclosed proxy card(s) as soon as possible, even if you currently plan to attend the meeting. Returning a proxy card will not prevent you from attending the special meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

Thank you for your interest and participation.

Sincerely,

/s/ THOMAS B. AKIN

Thomas B. Akin Chairman of the Board

/s/ STEPHEN J. BENEDETTI

Stephen J. Benedetti Executive Vice President and Chief Financial Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series D conversion or the Note Offer, passed upon the merits or fairness of the Series D conversion or the Note Offer, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

4551 Cox Road, Suite 300

Glen Allen, Virginia 23060

(804) 217-5800

NOTICE OF SPECIAL MEETING OF PREFERRED STOCKHOLDERS

To Our Preferred Stockholders:

Notice is hereby given that a special meeting of Preferred Stockholders of Dynex Capital, Inc. will be held at Dynex Capital’s corporate offices located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, on Thursday, April 29, 2004 at 2:00 p.m., Eastern time for the following purposes:

1.	To approve an amendment of Dynex Capital’s articles of incorporation to: (a) designate and establish the terms of a new Series D Preferred Stock and (b) eliminate the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and provide for their automatic conversion into Series D Preferred Stock and Common Stock (the “Series D conversion”).

2.	To approve adjournments of the special meeting in order to allow Dynex Capital to continue to solicit proxies from holders of Preferred Stock who have not cast a vote by proxy with respect to the approval of the amendment, or whose proxies have not been voted in favor of the amendment.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The board of directors is not aware of any other business to come before the special meeting.

These proposals are more fully described in the proxy statement that accompanies this notice. Please read the proxy statement carefully when determining how to vote on these proposals.

Concurrently with the mailing of the accompanying proxy statement, Dynex Capital is commencing an exchange offer (the “Note Offer”) through an offering circular distributed with this notice and the accompanying proxy statement to all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Stockholders”). In the Note Offer, Dynex Capital is seeking tenders of up to approximately 70% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in exchange for a new series of 9.50% Senior Notes. As a Preferred Stockholder, you are encouraged to carefully read the offering circular and the related letter of transmittal.

Adoption of the amendment to the articles of incorporation effecting the Series D conversion requires the approval at the special meeting of the holders of two-thirds of the outstanding shares of each of the three series of Preferred Stock. If the proposed amendment is approved at the special meeting, the Note Offer and the Series D conversion are expected to close and become effective as soon as practicable following the special meeting. If the Series D conversion is not approved, then neither the Note Offer nor the Series D conversion, as currently proposed, will be implemented.

The board of directors has fixed the close of business on March 5, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

After careful consideration as to the fairness of the recapitalization, from a financial point of view, to Dynex Capital’s unaffiliated Preferred Stockholders and unaffiliated Common Stockholders, including the exchange ratios relating to the Senior Notes offered in the Note Offer and the Series D Preferred Stock and Common Stock offered in the Series D conversion, Dynex Capital’s board of directors determined that the Note Offer and the Series D conversion are substantively and procedurally fair to Dynex Capital’s unaffiliated Preferred Stockholders of each series and unaffiliated Common Stockholders and are advisable and in the best interests of Dynex and its stockholders, and directed that the amendment of Dynex Capital’s articles of incorporation be submitted to Dynex Capital’s Preferred Stockholders for their approval. Dynex Capital’s board of directors recommends that you vote “FOR” the amendment.

One or more proxy cards accompany this notice of special meeting and the proxy statement. Whether or not you expect to attend the special meeting or to tender your shares in the Note Offer, please complete, sign and date the enclosed proxy card(s) and return them promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxies are voted.

All Preferred Stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors

/s/ STEPHEN J. BENEDETTI

Stephen J. Benedetti Secretary

Glen Allen, Virginia

March 29, 2004

PROXY STATEMENT

i

Exhibits

Appendix A	Amendment to Articles of Incorporation

SUMMARY TERM SHEET

This summary term sheet highlights selected material information from this proxy statement, but may not contain all of the information that is important to you. To better understand the Series D conversion, and for a more complete description of its terms, you should carefully read this entire proxy statement and its appendices and the other documents referred to in this proxy statement. The actual terms of the Series D conversion are contained in the proposed amendment to the Dynex Capital articles of incorporation included in this proxy statement as Appendix A. When used in this proxy statement, the terms “Company,” “Dynex Capital,” “we,” “our,” “ours” and “us” refer to Dynex Capital, Inc. and its consolidated subsidiaries, unless otherwise specified or the context requires otherwise. The term “unaffiliated” when used in the phrase “unaffiliated holders of Common Stock” or “unaffiliated holders of Preferred Stock” means shareholders who are not directors or officers of Dynex Capital, and who are not persons or entities affiliated with any director or officer of Dynex Capital.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SERIES D CONVERSION

What Is Dynex Capital Seeking to Accomplish?

Dynex Capital is seeking to recapitalize its capital structure. We seek to accomplish this recapitalization through two steps: (1) an offer to exchange your shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for new 9.50% Senior Notes, as disclosed in a separate offering circular (the “Note Offer”) and (2) an amendment to our articles of incorporation that will eliminate all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock not tendered and accepted by us in the Note Offer and through the conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into a new Series D Preferred Stock (the “Series D conversion”). The Series D conversion is described in detail in this proxy statement.

What Transactions Are Involved in the Series D Conversion?

This proxy statement describes a transaction in which holders of each of our three series of Preferred Stock are being asked to vote to amend our articles of incorporation so that following the amendment we will have a single series of Series D Preferred Stock. If the amendment to our articles of incorporation is approved by the holders of two-thirds of the outstanding shares of each of the three series of Preferred Stock, the outstanding shares of each series of Preferred Stock will automatically be converted into shares of our Series D Preferred Stock. Holders of the existing Preferred Stock whose shares are converted into Series D Preferred Stock will also receive, as part of the conversion, shares of our Common Stock, and may receive cash in lieu of fractional shares of Series D Preferred Stock and Common Stock.

The Series D conversion is part of a recapitalization plan that also includes a separate Note Offer to exchange Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for our new 9.50% Senior Notes. The Note Offer is described more completely in the separate offering circular accompanying this proxy statement. You are encouraged to read the offering circular carefully.

Because the Note Offer would be expected to be completed immediately before we file the amendment to our articles of incorporation that will create the Series D Preferred Stock, the Series D conversion that is part of the recapitalization will occur only with respect to shares of our existing Preferred Stock that are not tendered to and accepted by us in exchange for Senior Notes in the Note Offer. For more information about the terms of the conversion of the existing Preferred Stock, see “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion.”

Is Dynex Capital Willing To Complete Only Part of the Recapitalization?

No. If the Series D conversion is not approved, we will not consummate any portion of the Note Offer. Likewise, if the amount of Senior Notes to be issued to tendering stockholders is not at least $10 million, we do not intend to complete either the Note Offer or the Series D conversion.

What Will I Receive if the Series D Conversion is Approved?

If the Series D conversion is approved, each share of Preferred Stock that is not tendered and accepted in connection with the Note Offer will be automatically converted into a combination of Series D Preferred Stock and shares of Common Stock, plus an amount of cash necessary to account for any fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion.

The conversion ratio for each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is based on the issuance of Series D Preferred shares with an original issue price equal to 116% of the original issue price of each of the original series of Preferred Stock, plus shares of Common Stock having a value equal to 15% of the original issue price of the Preferred Stock (with the value of the Common Stock based on the average closing price of the Common Stock as traded on the New York Stock Exchange for the 50 trading days prior to the announcement of the Note Offer and the Series D conversion on January 8, 2004). The original per share issue price of the Series A Preferred Stock was $24.00, the original per share issue price of the Series B Preferred Stock was $24.50, and the original per share issue price of the Series C Preferred Stock was $30.00. The original per share issue price for the Series D Preferred Stock will be $10.00, and the average per share price of the Common Stock for the 50-trading-day period prior to January 8, 2004 was $5.6484.

Accordingly, as an example, a holder of 100 shares of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock would receive the following upon the conversion of his original shares:

Original Shares Held	Number of Shares of Series D Preferred Stock to be Issued	Aggregate Liquidation Value of Series D Preferred Stock to be Issued	Number of Shares of Common Stock to be Issued	Cash payment in Lieu of Fractional Shares
100 shares of Series A Preferred Stock	278	$2,780	63	$8.12
100 shares of Series B Preferred Stock	284	$2,840	65	$2.34
100 shares of Series C Preferred Stock	348	$3,480	79	$3.78

See “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion — Basis of the Conversion.”

What are the Principal Differences in the Terms of the Existing Series of Preferred Stock and the New Series D Preferred Stock?

The new Series D Preferred Stock will contain different dividend, conversion, liquidation, voting, redemption and other terms than the existing Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock. The principal differences are as follows:

	Series A	Series B	Series C	Series D

Dividends	9.75% annual rate	9.55% annual rate	9.73% annual rate	9.50% annual rate

Liquidation Preference	$24.00 per share plus accrued but unpaid dividends	$24.50 per share plus accrued but unpaid dividends	$30.00 per share plus accrued but unpaid dividends	$10.00 per share plus accrued but unpaid dividends

Conversion	Presently convertible on the basis of one share of Common Stock for each two shares of Series A Preferred	Presently convertible on the basis of one share of Common Stock for each two shares of Series B Preferred	Presently convertible on the basis of one share of Common Stock for each two shares of Series C Preferred	Convertible on the basis of one share of Common Stock for each share of Series D Preferred

Redemption	Redeemable upon the call of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series A Preferred for one share of Common Stock, excluding any accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $48.00 per share for 20 of 30 trading days, or (ii) for cash in the amount of $24.00 per share, plus all accumulated, accrued and unpaid dividends	Redeemable upon the call of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series B Preferred for one share of Common Stock, excluding any accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $49.00 per share for 20 of 30 trading days, or (ii) for cash in the amount of $24.50 per share, plus all accumulated, accrued and unpaid dividends	Redeemable upon the call of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series C Preferred for one share of Common Stock, excluding any accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $60.00 per share for 20 of 30 trading days, or (ii) for cash in the amount of $30.00 per share, plus all accumulated, accrued and unpaid dividends	Redeemable upon the call of Dynex Capital (i) in shares of Common Stock at a rate of one share of Series D Preferred for one share of Common Stock, excluding any accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $10.00 per share for 20 of 30 trading days, or (ii) for cash in the amount of $10.00 per share, plus all accumulated, accrued and unpaid dividends

Voting Rights	Right shared with holders of other two series of Preferred Stock to elect two directors whenever Dynex Capital has failed to pay six quarterly dividends or has failed to maintain shareholders’ equity at the end of any calendar quarter of $80 million. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test	Right shared with holders of other two series of preferred stock to elect two directors whenever Dynex Capital has failed to pay six quarterly dividends or has failed to maintain shareholders’ equity at the end of any calendar quarter of at least 150% of the aggregate liquidation preference of the three series of Preferred Stock. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test	Same as Series B	Unqualified right to elect one director as long as any shares of Series D Preferred Stock remain outstanding; right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding

Other Material Provisions	None	None	None	Automatic conversion of Series D shares into a new series of senior notes (subordinate to the Senior Notes) bearing an annual interest rate of 9.50% whenever Dynex Capital falls in arrears in the payment of dividends for two quarterly dividend periods or fails to maintain consolidated shareholders’ equity equal to at least 200% of the aggregate issue price of the then outstanding Series D Preferred

See “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion,” “— Material Differences Between the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock.”

What Will Happen to the Dividend Arrearages on my Existing Preferred Stock?

If you tender your shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock in the Note Offer, and your tender is accepted, the dividend arrearages on the Preferred Stock you own will be eliminated, and you will not receive any accumulated dividends or arrearages on the shares accepted by Dynex Capital. Likewise, if the Series D conversion is approved, the dividend arrearages on the shares of Series A, Series B and Series C Preferred Stock remaining after the Note Offer will be eliminated, and you will not receive any accumulated dividends in arrears on the shares of Preferred Stock that are converted into Series D Preferred Stock. However, you will be entitled to any future dividends declared with respect to the Series D Preferred Stock. Those dividends will be cumulative, commencing on April 7, 2004.

For a description of the amounts of dividend arrearages on the existing shares of Preferred Stock, see “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion — Dividend Arrearages.”

How Was the Consideration Being Offered for My Shares Established?

The per share consideration that will be received by holders of Preferred Stock in the Series D conversion represents a premium over the price of each class of Preferred Stock as of January 7, 2004, the last trading day prior to our public announcement of our intention to commence the Note Offer. The per share principal amount of Senior Notes being offered in the Note Offer likewise represents a premium above the bid price of the shares of each class of Preferred Stock as of January 7, 2004. The amount of consideration being provided in the Note Offer and the Series D conversion was not based on an appraisal of Dynex Capital, but was established by the board of directors in order to make the consideration attractive to holders of Preferred Stock while at the same time providing a discount to the current liquidation value of the Preferred Stock that would benefit the holders of Common Stock, whose vote is also required to approve aspects of the recapitalization. The difference in consideration being received by holders of Preferred Stock who tender their shares in the Note Offer and holders of Preferred Stock who participate in the Series D conversion reflects the board’s assessment that the reduced investment risk to recipients of Senior Notes justifies a greater amount of consideration for participants in the Series D conversion. Moreover, in establishing the Common Stock consideration to be provided in the Series D conversion, the board considered the prospect for holders of Preferred Stock to recoup the discount from the current liquidation value of their shares that will result from either the Note Offer or the Series D conversion, through possible future increases in the value of the Common Stock being received, and through future conversions of their Series D Preferred Stock into Common Stock.

What Are the Reasons for the Recapitalization?

We have been engaged in a number of recapitalization transactions since 1999, including completed tender offers for Preferred Stock in 2001 and 2003 and significant balance sheet restructuring, primarily related to the sale of assets and the repayment of recourse debt. We have decided to pursue the recapitalization at this time because of a number of factors, including:

•	a desire to give the holders of Preferred Stock an opportunity through the Note Offer to exchange their shares for a new series of Senior Notes and/or through the Series D conversion convert their existing shares into a new Series D Preferred Stock, both of which will be issued in a principal amount or issue price that represents a premium to the bid price of the Preferred Stock as of January 7, 2004, the last trading day before we announced the proposed recapitalization;

•	a desire to enhance shareholder value by simplifying our capital structure and eliminating dividends-in-arrears on the existing Preferred Stock in anticipation of actively pursuing new strategic alternatives for Dynex Capital; and

•	a desire to offer the holders of Preferred Stock a new series of Preferred Stock with potentially improved liquidity, a guaranty of future representation on the board of directors and stronger covenants if we fail to pay future dividends or otherwise fall below certain financial thresholds.

See “Background of the Recapitalization – General” and “— Reasons for the Series D Conversion.”

What Process Did the Board Use in Deciding to Pursue the Recapitalization?

The decision to pursue the recapitalization was the result of deliberations by the board of directors and a committee of the board appointed in 2002 to consider the possibility of changes in our capital structure and other strategic alternatives. The committee held numerous meetings and considered a variety of alternatives, and recommended the recapitalization, including the Note Offer and the Series D conversion, to the full board, which unanimously approved the proposed recapitalization. See “Background of the Recapitalization – General” and “— Recommendation of the Board of Directors; Fairness of the Recapitalization.”

Has the Board of Directors Recommended That I Vote in Favor of the Series D Conversion?

Yes. The board of directors has unanimously approved the proposed amendment to the articles of incorporation and recommends the adoption of the proposed amendment to the stockholders of each series of the existing Preferred Stock. See “Background of the Recapitalization – Recommendation of the Board of Directors; Fairness of the Recapitalization.”

Do the Board and the Committee Believe that the Recapitalization is Fair to Existing Stockholders?

Yes. Although the board of directors and committee did not obtain an appraisal or fairness opinion from a separate financial advisor, the board and committee believe that the Series D conversion, in conjunction with the Note Offer, is both substantively and procedurally fair to the existing holders of the Preferred Stock, including the unaffiliated stockholders of each series, because:

•	the holders of Preferred Stock are being given the option to tender their shares for Senior Notes that will be issued in principal amounts that represent a premium from the bid price of the Preferred Stock immediately prior to the announcement of the Note Offer, and all holders of Preferred Stock will be treated equally in the Note Offer;

•	the holders of Preferred Stock whose shares are converted in the Series D conversion will be treated equally within each series and among the series in the application of the conversion ratios being used to compute the number of shares of Series D Preferred Stock and Common Stock to be received by each stockholder;

•	the improved conversion features of the Series D Preferred Stock will create greater opportunities for the holders of Preferred Stock to participate in any future success of Dynex Capital’s business strategies by lowering the conversion price into Common Stock from $48 or higher to $10 per share of Common Stock;

•	the holders of the new Series D Preferred Stock will be assured of continued representation on the board of directors of Dynex Capital, whereas their right to representation on the board of directors under the terms of the existing Preferred Stock depends on our failure to cure current dividend arrearages;

•	by combining the three series of Preferred Stock, and providing for the listing of Series D Preferred Stock on a public market, we believe that the liquidity of the Preferred Stock will be improved;

•	the holders of the Series D Preferred Stock will convert their shares into a senior debt instrument if Dynex Capital fails in the future to maintain current dividends or maintain its stockholders’ equity above a required threshold, a right that they do not have under the terms of the existing Preferred Stock; and

•	the Series D conversion cannot be approved without the affirmative vote of the holders of two-thirds of each series of Preferred Stock, and the level of ownership of our directors ensures that, as a mathematical issue, at least a majority of unaffiliated holders of each series of Preferred Stock will be necessary to approve the Series D conversion in order for the Series D conversion to be approved.

See “Background of the Recapitalization – Recommendation of the Board of Directors; Fairness of the Recapitalization.”

Did the Board of Directors and the Committee Consider Alternatives to the Note Offer and the Series D Conversion?

Yes. The board of directors and the board committee considered four principal alternatives to the Note Offer and Series D conversion:

•	Sale. Dynex Capital began exploring the possible sale of the company in 1999, resulting in the execution of a merger agreement in November 2000. For a number of reasons, the transaction was not completed and the merger agreement was terminated in January 2001. Since that time Dynex Capital has had various discussions with possible interested parties, but has not actively pursued a sale and has held no substantive discussions since June 2002. The board and the committee believe that our ability to pursue a sale transaction is hampered by the complexity of our capital structure and by our continued ownership of certain assets that are disfavored in the current market, including our portfolio of manufactured home loans. We also had tax net operating loss carryforwards of an estimated $124 million as of December 31, 2003, and have not been able to find a transaction that would allow our stockholders to receive suitable consideration for that asset.

•	Liquidation. We have considered the possibility of liquidating the assets on our balance sheet and returning the proceeds of liquidation to our stockholders. The board and the committee have concluded that we would be unable in the near term to realize the full value of our assets, including our large loss carryforwards, through a liquidation scenario. The difficulty of conducting a successful liquidation is affected by our ownership of complex financial assets that are difficult to price, and by the fact that in a liquidation scenario we would likely be required to substantially discount assets on our balance sheet in order to find a willing buyer.

•	Strategic alternatives. We have also considered the pursuit of strategic alternatives that would allow us to expand our business and more fully use the available loss carryforwards. As we have previously reported, we have explored the pursuit of a variety of strategic alternatives, including engaging a third-party manager and the possibility of acquiring a financial institution. The substantial dividend arrearages on the Preferred Stock, together with the overall complexity of our capital structure, have been impediments to the successful pursuit of a number of strategic alternatives we have considered.

•	No recapitalization. We have also considered the effect of electing not to restructure our Preferred Stock. Although we believe that we will generate cash flow sufficient to eliminate the dividend arrearages and/or pay future dividends, this option does not permit us to deploy as much capital to strategic alternatives and does not solve our long-term need to simplify our capital structure.

See “Background of the Recapitalization – General” and “— Reasons for the Series D Conversion.”

Will the Recapitalization Result in a Change of Control of Dynex Capital?

No. If the Note Offer is accepted by the minimum of 17.5% or the maximum of 70% of the holders of the existing Preferred Stock, we would issue approximately 1,078,998 or 392,221 shares, respectively, of additional Common Stock in the Series D conversion. These additional shares would represent only 9.9% or 3.6%, respectively, of the issued and outstanding shares of Common Stock. In addition, if the Note Offer is accepted by the minimum of 17.5% or the maximum of 70% of the holders of the existing Preferred Stock, we would issue approximately 4,713,288 or 1,713,304 shares of new Series D Preferred Stock, respectively. However, were Dynex Capital to waive the minimum tender requirement, and if the Note Offer is accepted by none of the holders of the existing Preferred Stock, we would issue approximately 5,713,428 shares of new Series D Preferred Stock and 1,307,957 shares of Common Stock (which would represent 12.0% of the issued and outstanding shares of Common Stock). In any event, because the holders of Preferred Stock are being treated equally in the Note Offer and Series D conversion, the holders of Series D Preferred Stock after the conversion will own Preferred Stock in proportions similar to their pre-conversion ownership of the three existing series of Preferred Stock, subject only to differences arising from individual elections to tender shares in the Note Offer and from the different conversion ratios that are based on the existing differences in the original issue price of the three series of Preferred Stock.

What Are the Federal Income Tax Consequences of the Series D Conversion?

Although the transaction should otherwise constitute a tax-free recapitalization, a stockholder whose shares of Preferred Stock are converted into shares of new Series D Preferred Stock and Common Stock will be deemed to have received a distribution with respect to the shares of Preferred Stock. A stockholder should recognize capital gain to the extent that the deemed distribution exceeds the stockholder’s adjusted tax basis in the shares of Preferred Stock. A stockholder may also recognize capital gain or loss upon receipt of cash in lieu of a fractional share. With respect to each stockholder, the amount of the deemed distribution will be equal to the lesser of (i) the excess of the effective fair market values or liquidation preferences (whichever are greater) of the Series D Preferred Stock and Common Stock received or deemed to be received (in the case of fractional shares) in the transaction over the issue price of the shares surrendered in the transaction, or (ii) the amount of the dividends in arrears. Holders considering the Series D conversion should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

See “Material Federal Income Tax Consequences” for a discussion of certain federal income tax consequences associated with the completion of the recapitalization and the ownership of Series D Preferred.

How Will Dynex Capital Finance the Series D Conversion?

We expect to fund the payment of fees and expenses related to the Series D conversion from available cash. The purchase of Preferred Stock that is tendered for Senior Notes will be funded by the issuance of the Senior Notes, and the conversion of existing shares of Preferred Stock not tendered and purchased will be funded through the issuance of Series D Preferred Stock and additional shares of Common Stock. In addition, to the extent we pay any cash in connection with tenders for Senior Notes or the conversion of existing shares of Preferred Stock (because the Senior Notes will be issued only in denominations of $1,000 or integral multiples of $1,000 and because of our desire not to issue fractional shares of Series D Preferred Stock or Common Stock), we expect to fund those cash payments from available cash.

Does the Recapitalization Involve any Conflicts of Interest?

Yes. In considering the recommendations of the board committee and the board of directors, you should be aware that four of Dynex Capital’s directors, including three of the directors who served on the committee, are beneficial owners of Preferred Stock and may have interests that conflict with your interests as a holder of the Preferred Stock.

Because these directors own Preferred Stock of the three series in different proportions than the holders of Preferred Stock as a whole, and because the directors may have different tax consequences from the holders of the Preferred Stock as a whole, it is possible that the recommendations of the committee and the board of directors with respect to the Series D conversion may have been influenced by economic interests not shared by the holders of the Preferred Stock as a whole. However, the board of directors did not retain any independent or disinterested third-party to represent our unaffiliated stockholders in considering the recapitalization, including the Series D conversion.

See “Background of the Recapitalization – Interests of Dynex Capital’s Directors and Affiliated Parties in the Recapitalization” and “Security Ownership of Certain Beneficial Owners and Management.”

Did the Board and the Committee Retain a Financial Advisor?

No. The committee and the board of directors determined that it was unnecessary to hire an outside financial advisor to evaluate the Note Offer and the Series D conversion. As described above, the committee and board of directors determined that the Note Offer and the Series D conversion were substantively fair to the holders of each series of Preferred Stock, to the holders of Dynex Capital’s Common Stock, to the unaffiliated holders of each series or class of stock and to Dynex Capital as a whole. Because the fairness analysis already conducted by the committee and the board of directors reflected the fact that holders of each series of Preferred Stock will be treated equally and that the holders of Preferred Stock will be expected to receive Senior Notes, Series D Preferred Stock and Common Stock that would be listed for trading in public securities market, and because the committee and the board of directors concluded that the valuations of Dynex Capital as a going concern or for liquidation purposes would not be meaningful, the committee and board did not believe it was necessary to obtain the opinion of a separate financial advisor.

The board of directors and the committee also concluded that the Series D conversion is procedurally fair to the unaffiliated holders of each series of the Preferred Stock. The board of directors and the committee took into account the fact that because of the two-thirds voting requirement, the terms of the Series D conversion would be required to be approved by a majority of disinterested holders of each series of Preferred Stock, as well as the fact that the issuance of additional shares of Common Stock in conjunction with the Series D conversion and the potential future conversion of the Series D Preferred Stock would be subject to approval by the holders of a majority of our Common Stock present and voting at the special meeting of Common Stockholders.

See “Background of the Recapitalization – Recommendation of the Board of Directors; Fairness of the Recapitalization” and “– Reasons for the Series D Conversion.”

Do I Have Special Rights if I Oppose the Series D Conversion?

No. The terms of each series of the existing Preferred Stock permit any term of the Preferred Stock to be amended by a vote of the holders of two-thirds of the outstanding shares of that series. If the Series D conversion is approved by the holders of two-thirds of the shares of each series of Preferred Stock, and if the Series D conversion is completed, the holders of shares of Preferred Stock who did not vote in favor of the Series D conversion will not have any dissenters’, appraisal or other special rights, and will receive the same consideration in replacement of their existing shares of Preferred Stock as each other holder of the same series of Preferred Stock. See “Background of the Recapitalization — Recommendation of the Board of Directors; Fairness of the Recapitalization.”

Will the Series D Preferred Stock be Listed for Trading on a Securities Exchange?

We intend to apply for quotation of trading prices of the Series D Preferred Stock on the Nasdaq National Market or for listing of the Series D Preferred Stock on the New York Stock Exchange. However, there is no assurance that the Series D Preferred Stock will be quoted on the Nasdaq National Market or listed on the New York Stock Exchange or that a liquid trading market will develop for the Series D Preferred Stock. If a trading market does develop, there can be no assurance as to the price at which the Series D Preferred Stock will trade.

See “Effect of the Series D Conversion—Series D Preferred Stock.”

Will the Series D Preferred Stock Be Registered With the Securities and Exchange Commission?

No. We are relying on an exemption from the registration requirements of the Securities Act for the shares of new Series D Preferred Stock and Common Stock that will be issued as part of the Series D conversion. Under that exemption, if the shares of Preferred Stock you now hold are freely tradable, the Series D Preferred Stock and Common Stock you will receive in the Series D conversion will be freely tradable. If the shares of Preferred Stock you now hold are restricted, the Series D Preferred Stock and Common Stock you receive will be restricted to the same degree. See “Effect of the Series D Conversion—Exemption from Registration Requirements.”

Who Will Serve as the Information Agent in Connection With the Series D Conversion?

MacKenzie Partners, Inc. will serve as Information Agent in connection with the Series D conversion. The Information Agent’s telephone number is (212) 929-5500 or (800) 322-2885 (toll free). See “Information About the Meeting—Solicitation of Proxies” and the information set forth on the back cover of this proxy statement. The Information Agent can help answer your questions.

When is the Series D Conversion Expected to Be Completed?

Subject to the necessary stockholder approvals and satisfaction or waiver of our closing conditions, we expect the Series D conversion to be completed on the day of the meetings of the Common Stockholders and the Preferred Stockholders, or shortly after that date.

What are the Conditions to Completing the Series D Conversion?

The completion of the Series D conversion is subject to several conditions, including the following:

•	approval of the amendment to our articles of incorporation by the holders of at least two-thirds of the outstanding shares of each series of the existing of the Preferred Stock.

•	approval of the issuance of additional Common Stock in connection with the Series D conversion by the holders of a majority of the shares of Common Stock present at the special meeting of our Common Stockholders.

•	the tender of shares of Preferred Stock that will result in the issuance of at least $10,000,000 in principal amount of our new Senior Notes.

The Series D conversion is also subject to certain general conditions, including the absence of court or other governmental actions prohibiting the Series D conversion, general market conditions, the condition of our business, and the conditions to the completion of the Note Offer. See “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion—Conditions to the Series D Conversion.” We are not aware of any factors that would cause the failure of any of the closing conditions.

If the Series D conversion is not approved, we expect to terminate the Note Offer without accepting any of the shares of Preferred Stock that are tendered. The holders of Preferred Stock will continue to hold those shares, and will continue to be entitled to the dividends and other rights now provided for with respect to each series of the Preferred Stock.

See “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion— Vote Required” and “—Conditions to the Series D Conversion.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

When and Where is the Meeting?

The meeting of Preferred Stockholders will take place on April 29, 2004, at 2:00 p.m., Eastern Time, at Dynex Capital’s corporate offices located at 4551 Cox Road, Suite 300, Glen Allen, Virginia. See “Information About the Meeting.”

What Will be Voted on at the Meeting?

At the special meeting:

•	each series of Preferred Stockholders will vote upon a proposal to approve an amendment to the articles of incorporation effecting the Series D conversion.

•	if necessary, the stockholders may be asked to consider adjourning the meeting in order for Dynex Capital to continue to solicit proxies from stockholders who have not yet voted or who have not voted in favor of the Series D conversion.

•	the stockholders will transact other business that may come before the meeting.

See “Information About the Meeting—Voting at the Meeting.”

Who is Entitled to Vote?

Only Preferred Stockholders of record at the close of business on March 5, 2004, which is the “Record Date,” are entitled to notice of, and to vote at, the special meeting.

Should I Vote “FOR” the Series D Conversion Even if I Plan to Tender All of my Shares of Preferred Stock?

Yes. We do not expect to complete the Note Offer until shortly after the meetings at which the Series D conversion is approved by the holders of our existing Preferred Stock and the issuance of additional shares of Common Stock is approved by the holders of our Common Stock. For this reason, even if you plan to tender your shares of Preferred Stock, you will continue to hold shares of Preferred Stock and be entitled to vote at the special meeting. Because the holders of two-thirds of the outstanding shares of each series of Preferred Stock must approve the Series D conversion in order for the Series D conversion to proceed, and because we do not plan to consummate the Note Offer unless the Series D conversion takes place, you will have an interest in the outcome of the vote even if you intend to tender all of your shares of Preferred Stock.

All holders of Preferred Stock at the time the Series D conversion is completed will be entitled to receive the consideration that will result from the conversion of their shares of Preferred Stock into shares of new Series D Preferred Stock and Common Stock. Holders of existing shares of Preferred Stock who tender their shares and whose tenders are accepted by us, however, will receive the consideration to which they are entitled to under the Note Offer, and those shares will not be outstanding at the time the Series D conversion is completed.

BECAUSE THE NOTE OFFER WILL NOT GO FORWARD UNLESS THE SERIES D CONVERSION TAKES PLACE, YOUR VOTE “FOR” THE SERIES D CONVERSION IS IMPORTANT.

See “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion—Conditions to the Series D Conversion.”

What Stockholder Vote is Required to Approve the Series D Conversion?

The Series D conversion must be approved by the holders of two-thirds of each of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. In addition, contemporaneously with the special meeting, the approval of the holders of the majority of the holders of the Common Stock present at a separate meeting of our Common Stockholders will be sought. This separate approval is required because additional shares of Common Stock are being issued in connection with the Series D conversion and may be issued in the future if we fail to satisfy certain covenants contained in the terms of the Series D Preferred Stock. We do not have advance assurances of approval from the holders of the Common Stock, or from the holders of any of the series of Preferred Stock.

See “Information About the Meeting—Record Date, Quorum and Required Vote.”

What Do I Need To Do Now?

First, read this proxy statement carefully. Then, you should complete, sign and mail your proxy card(s) in the enclosed return envelope as soon as possible. If you hold shares of Preferred Stock of more than one series, you will receive a proxy card for each series, and should vote separately with respect to the shares that you hold in each series. If your shares are held by a broker as nominee, you should receive a proxy card from your broker. That card will contain a number, and you may use that number to vote on the Internet at www.proxyvote.com or by phone by calling the toll-free number that appears on the card. See “Information About the Meeting—Voting at the Meeting.”

May I Change My Vote After I Have Mailed In My Signed Proxy Card Or Otherwise Voted?

Yes. To change your vote you can:

•	send in a later-dated, signed proxy card or a written revocation before the meeting, or

•	attend the meeting and give oral notice of your intention to vote in person.

You should be aware that simply attending the meeting will not in and of itself constitute a revocation of your proxy. See “Information About the Meeting—Revocation of Proxies.”

Should I Send In My Stock Certificates Now?

No. If the Series D conversion is completed, you will receive written instructions about how to exchange your existing shares of Preferred Stock for the consideration to be issued upon the Series D conversion. See “Information About the Meeting.”

If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

Your broker will vote your shares only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See “Information About the Meeting.”

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions concerning the Series D conversion or if you would like additional copies of the proxy statement, please call us at (804) 217-5800. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this proxy statement. You should carefully read this proxy statement in its entirety, including the proposed amendment to our articles of incorporation in Appendix A.

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is being furnished to holders of the Preferred Stock of Dynex Capital in connection with the solicitation by its board of directors of proxies to be used at the special meeting of the holders of its Series A, Series B and Series C Preferred Stock to be held on April 29, 2004 at 2:00 p.m., Eastern Time, at Dynex Capital’s corporate offices, located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, and at any adjournments thereof. This Proxy Statement is first being mailed to stockholders on or about March 29, 2004.

Voting at the Meeting

Regardless of the number of shares of Preferred Stock owned, it is important that stockholders be represented by proxy or present in person at the special meeting. A separate proxy card is enclosed for each series of Preferred Stock in which you own shares. Stockholders are requested to vote by completing each applicable proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the board of directors of Dynex Capital will be voted in accordance with directions given in the proxy card. The approval of the articles of amendment to Dynex Capital’s articles of incorporation that will implement the proposed Series D conversion and the approval of adjournments of the special meeting, if needed, are the only matters presently scheduled to be considered by the stockholders at the special meeting. Where no instructions are indicated, proxies will be voted FOR the approval of the articles of amendment and FOR adjournment, if applicable.

The board of directors knows of no additional matters that will be presented for consideration at the special meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the special meeting or any adjournments thereof.

Revocation of Proxies

A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the Secretary of Dynex Capital, by delivering to Dynex Capital a duly executed proxy bearing a later date, or by attending the special meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the meeting.

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed will be borne by Dynex Capital. Proxies may also be solicited personally or by telephone, or by directors, officers, and regular employees of Dynex Capital, without additional cost to us. We have retained MacKenzie Partners, Inc. to act as information agent for the special meeting, but MacKenzie Partners will not actively solicit proxies for the meeting and we will not pay any fees to a third party to assist in the solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Record Date, Quorum and Required Vote

The securities that may be voted at the special meeting consist of shares of Series A, Series B and Series C Preferred Stock, with each share entitling its owner to one vote on all matters to be voted on by that series at the meeting. Each series of Preferred Stock will be voting separately, as a class, at the special meeting.

The close of business on March 5, 2004 has been established by the board of directors as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, and any adjournments thereof. As of the record date, there were 493,595 shares of Series A Preferred Stock, 688,189 shares of Series B Preferred Stock, and 684,983 shares of Series C Preferred Stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of each series of Preferred Stock entitled to vote is necessary to constitute a quorum at the special meeting. The meeting may be adjourned with respect to any series by the vote of that series in order to permit the further solicitation of proxies if there are not sufficient votes for a quorum at the time of the meeting or for such other purposes as may be considered proper. The affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock in each series will be required to approve the Series D conversion, and the affirmative vote of the majority of the shares of each series voting on an action will be required to take any other action at the special meeting with respect to that series, including the approval of any adjournment. Dynex Capital has not imposed a separate requirement that the Series D conversion be approved by a majority of the “unaffiliated” holders of any series of Preferred Stock, but because of the level of holdings of the members of the board of directors, our sole executive officer and their affiliates, a majority vote of the unaffiliated holders of each series is in fact mathematically required in order to obtain the two-thirds vote that is required of each series in order to approve the Series D conversion. We will treat shares of Preferred Stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum at the special meeting and for the purpose of determining the outcome of any question submitted to the stockholders for a vote. The inspectors of election will treat “broker non-votes” (i.e., shares held by brokers that are represented at a meeting but with respect to which the broker does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of establishing a quorum. For the purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions (although the board of directors knows of no other matter that is expected to be presented at the special meeting). Accordingly, abstentions and broker non-votes will have the same effect as votes against the approval and adoption of the articles of amendment.

For discussion of the circumstances under which we might seek to adjourn the special meeting in order to solicit additional proxies in favor of the Series D conversion, see “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion – Possible Adjournment of the Meeting.”

Holders of Preferred Stock should not send any certificates representing Preferred Stock with their proxy card(s), unless they are separately tendering their shares pursuant to the Note Offer described in the accompanying offering circular. Holders of Preferred Stock who are not tendering their shares in the Note Offer will receive written instructions on how to exchange their shares for Series D Preferred Stock and Common Stock.

PROPOSAL:

AMENDMENT OF DYNEX CAPITAL’S ARTICLES OF INCORPORATION

TO ACCOMPLISH SERIES D CONVERSION

General

In conjunction with the Note Offer, Dynex Capital seeks to restructure its capital structure by amending its articles of incorporation as described below.

In the Series D Conversion, following completion of the Note Offer, Dynex Capital will convert all of the remaining outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into a combination of shares of Series D Preferred Stock and shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion. Assuming that a minimum of 17.5% of the Series A Preferred Stock, 17.5% of the Series B Preferred Stock and 17.5% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, the Preferred Stockholders will receive in the Series D conversion, in exchange for their shares of Preferred Stock, an aggregate of approximately 4,713,288 shares of Series D Preferred Stock and 1,078,998 shares of Common Stock.

Assuming that a maximum of 70% of the Series A Preferred Stock, 70% of the Series B Preferred Stock and 70% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, the Preferred Stockholders will receive, in exchange for their shares of Preferred Stock, an aggregate of approximately 1,713,304 shares of Series D Preferred Stock and 329,221 shares of Common Stock.

Were Dynex Capital to waive the minimum tender requirement in the Note Offer, and if none of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, the Preferred Stockholders would receive, in exchange for their shares of Preferred Stock, an aggregate of approximately 5,713,428 shares of Series D Preferred Stock and 1,307,957 shares of Common Stock.

The Note Offer and the Series D conversion will not occur if the amendment of Dynex Capital’s articles of incorporation is not approved.

The Amendment

The following is a summary of the proposed amendment of Dynex Capital’s articles of incorporation. Dynex Capital seeks to amend its articles of incorporation to, among other things (a) designate and establish the terms of the Series D Preferred Stock that may be issued in exchange for shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and (b) provide for the automatic conversion of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into shares of Series D Preferred Stock and Common Stock in connection with the Series D conversion.

Each of the material effects of the amendment to Dynex Capital’s articles of incorporation is described below. You are encouraged to carefully review and consider in its entirety the amendment to the articles of incorporation attached hereto as Appendix A in making any decision to vote on this proposal.

Creation of Series D Preferred Stock

The amendment to Dynex Capital’s articles of incorporation provides for the creation of 5,713,430 shares of Series D Preferred Stock. The terms of the Series D Preferred Stock are described below under “Description of Capital Stock of Dynex Capital—Series D Preferred Stock.”

Changes in the Manner of Election of the Board of Directors

If the amendment to Dynex Capital’s articles of incorporation is approved, the holders of Series D Preferred Stock, voting as a single series, will be entitled to elect up to two of Dynex Capital’s directors at the first annual meeting following the Series D conversion and at each succeeding annual meeting of stockholders, with each share of Series D Preferred Stock entitled to one vote per preferred director position. The right of holders of Preferred Stock to elect directors will no longer depend on whether Dynex Capital is current in its dividend payments or satisfies a shareholders’ equity test. If the number of outstanding shares of Series D Preferred Stock falls below 50% of the number of Series D shares issued in the Series D conversion, the number of directors to be elected by the holders of Series D Preferred Stock will be reduced from two to one, and at the time when there are no more shares of Series D Preferred Stock outstanding, the board representation of the Series D Preferred Stock will cease. However, if all of the Series D Preferred Stock is converted into a new class of 9.50% Senior Notes as a consequence of Dynex Capital’s failure to pay dividends or satisfy the shareholders’ equity test, then the incumbent directors elected by the holders of Series D Preferred Stock will continue in office for the balance of their terms.

The two directors elected by the holders of Preferred Stock who are serving on the board of directors immediately prior to the effective date of the amendment will continue to serve on the board of directors after the effective date of the amendment, and until the next annual meeting of stockholders and their successors are duly elected and qualify, notwithstanding the changes to the manner in which directors are to be elected.

Elimination of Series A, B and C Preferred Stock

If approved, the amendment to Dynex Capital’s articles of incorporation will eliminate the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. If the Series D conversion is approved and effected, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will automatically be converted into shares of Series D Preferred Stock and Common Stock. Following the Series D conversion, none of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will be outstanding, and the provisions establishing the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be eliminated from the articles of incorporation.

The terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are described under “Description of Capital Stock of Dynex Capital.” The material differences between the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Series D Preferred Stock are described below under “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion – Material Differences Between the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock.”

Changes to Authorized Capital Stock

If approved, the amendment to Dynex Capital’s articles of incorporation will change Dynex Capital’s authorized capital. Following the filing of Dynex Capital’s articles of amendment with the Virginia State Corporation Commission, Dynex Capital will be authorized to issue an aggregate of 150,000,000 shares of capital stock, 100,000,000 shares of which will be Common Stock, and 5,713,430 shares of which will be Series D Preferred Stock. The remaining shares will be undesignated shares of Preferred Stock.

Basis of the Conversion

The conversion ratio for the Series D conversion is: (a) 2.784 shares of Series D Preferred Stock and .6373 shares of Common Stock for each outstanding share of Series A Preferred Stock, plus cash in lieu of fractional shares, (b) 2.842 shares of Series D Preferred Stock and .6506 shares of Common Stock for each outstanding share of Series B Preferred Stock, plus cash in lieu of fractional shares, and (c) 3.48 shares of Series D Preferred Stock and .7967 shares of Common Stock for each outstanding share of Series C Preferred Stock, plus cash in lieu of fractional shares. The conversion ratios were established based on valuing each share of Preferred Stock at 116% of its original issue price and the Series D Preferred Stock at an issue price of $10.00 per share, which is the liquidation preference of the Series D Preferred Stock.

The conversion ratio for the Common Stock portion of the Series D conversion was based on 15% of the original issue price of each share of Preferred Stock and the average closing price of the Common Stock of $5.6484 as traded on the New York Stock Exchange for the fifty trading days prior to the announcement of the Series D conversion on January 8, 2004.

Based on these conversion ratios, a holder of 100 shares of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock would receive the following upon the conversion of his original shares:

Original Shares Held	Number of Shares of Series D Preferred Stock to be issued	Aggregate Liquidation Value of Series D Preferred Stock to be Issued	Number of Shares of Common Stock to be Issued	Cash Payment in Lieu of Fractional Shares
100 shares of Series A Preferred Stock	278	$2,780	63	$8.12
100 shares of Series B Preferred Stock	284	$2,840	65	$2.34
100 shares of Series C Preferred Stock	348	$3,480	79	$3.78

Material Differences Between the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock

Set forth below is a summary of the material differences between the rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the rights, preferences and privileges of the Series D Preferred Stock. The information set forth below is qualified in its entirety by reference to (a) Dynex Capital’s current articles of incorporation, which contains the terms of Dynex Capital’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, a copy of which may be obtained upon request from Dynex Capital, (b) Dynex Capital’s proposed amendment to the articles of incorporation that is attached hereto as Appendix A and incorporated herein by reference, which contains the proposed terms of Dynex Capital’s Series D Preferred Stock following the Series D conversion and (c) the description of Dynex Capital’s capital stock contained under “Description of Capital Stock of Dynex Capital.”

	Series A	Series B	Series C	Series D
Dividends	Each share of Series A Preferred Stock accrues dividends cumulatively payable at a 9.75% annual rate. The holders of Series A Preferred Stock are entitled to receive dividends payable in cash in an amount per share equal to the greater of (i) the basic dividend of $0.585 per quarter or (ii) one-half times the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible.	Each share of Series B Preferred Stock accrues dividends cumulatively payable at a 9.55% annual rate. The holders of Series B Preferred Stock are entitled to receive dividends payable in cash in an amount per share equal to the greater of (i) the basic dividend of $0.585 per quarter or (ii) one-half times the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series B Preferred Stock is convertible.	Each share of Series C Preferred Stock accrues dividends cumulatively payable at a 9.73% annual rate. The holders of Series C Preferred Stock are entitled to receive dividends payable in cash in an amount per share equal to the greater of (i) the basic dividend of $0.73 per quarter or (ii) one-half times the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series C Preferred Stock is convertible.	Each share of Series D Preferred Stock accrues dividends cumulatively payable at a 9.50% annual rate. The holders of Series D Preferred Stock are entitled to receive dividends payable in cash in an amount per share equal to the greater of (i) the basic dividend of $0.2375 per quarter or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Series D Preferred Stock is convertible.

Liquidation Preferences	In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of	In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex	In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex	In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of

	Dynex Capital shall be made to or set apart for the holders of stock ranking junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive $24.00 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.	Capital shall be made to or set apart for the holders of stock ranking junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive $24.50 per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.	Capital shall be made to or set apart for the holders of stock ranking junior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive $30.00 per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.	Dynex Capital shall be made to or set apart for the holders of stock ranking junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive $10.00 per share of Series D Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment.

Conversion	The Series A Preferred Stock may be converted by its holder, at such holder’s option at any time into the number of shares of Common Stock obtained by dividing $24.00 (excluding any accumulated, accrued and unpaid dividends) by the conversion price then in effect, currently $48.00.	The Series B Preferred Stock may be converted by its holder, at such holder’s option at any time into the number of shares of Common Stock obtained by dividing $24.50 (excluding any accumulated, accrued and unpaid dividends) by the conversion price then in effect, currently $49.00.	The Series C Preferred Stock may be converted by its holder, at such holder’s option at any time into the number of shares of Common Stock obtained by dividing $30.00 (excluding any accumulated, accrued and unpaid dividends) by the conversion price then in effect, currently $60.00.	The Series D Preferred Stock may be converted by its holder, at such holder’s option at any time into one share of Common Stock for each share of Series D Preferred Stock.

Redemption	Shares of Series A Preferred Stock may be redeemed, in whole or in part, at the option of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series A Preferred for one share of Common Stock, excluding any accumulated, accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $48.00 per share for 20 of 30 trading days or (ii) at a redemption price payable in cash equal to $24.00 per share of Series A Preferred Stock (plus all accumulated, accrued and unpaid dividends).	Shares of Series B Preferred Stock may be redeemed, in whole or in part, at the option of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series B Preferred for one share of Common Stock, excluding any accumulated, accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $49.00 per share for 20 of 30 trading days or (ii) at a redemption price payable in cash equal to $24.50 per share of Series B Preferred Stock (plus all accumulated, accrued and unpaid dividends).	Shares of Series C Preferred Stock may be redeemed, in whole or in part, at the option of Dynex Capital (i) in shares of Common Stock at a rate of two shares of Series C Preferred for one share of Common Stock, excluding any accumulated, accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $60.00 per share for 20 of 30 trading days or (ii) at a redemption price payable in cash equal to $30.00 per share of Series C Preferred Stock (plus all accumulated, accrued and unpaid dividends).	Shares of Series D Preferred Stock may be redeemed, in whole or in part, at the option of Dynex Capital (i) in shares of Common Stock at a rate of one share of Series D Preferred for one share of Common Stock, excluding any accumulated, accrued and unpaid dividends which are to be paid in cash, provided that the closing price of the Common Stock has exceeded $10.00 per share for 20 of 30 trading days or (ii) at a redemption price payable in cash equal to $10.00 per share of Series D Preferred Stock (plus all accumulated, accrued and unpaid dividends).

Voting Rights	Dynex Capital’s articles of incorporation currently provide that the holders of the Series A Preferred Stock are entitled to vote with the	Dynex Capital’s articles of incorporation currently provide that the holders of the Series A Preferred Stock are entitled to vote with the	Same as Series B.	The holders of Series D Preferred Stock will have the right to elect one director as long as any shares of Series D Preferred Stock

holders of the other two series of Preferred Stock to elect two directors whenever Dynex Capital has failed to pay six quarterly dividends or has failed to maintain shareholders’ equity at the end of any calendar quarter of $80 million. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test.	holders of the other two series of Preferred Stock to elect two directors whenever Dynex Capital has failed to pay six quarterly dividends or has failed to maintain shareholders’ equity at the end of any calendar quarter of at least 150% of the aggregate liquidation preference of the Series A, Series B and Series C Preferred Stock. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test.	remain outstanding; and the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding.

Other Material Provisions	The Series D Preferred Stock automatically converts into a new series of senior notes (subordinate to the Senior Notes) bearing an annual interest rate of 9.50% whenever Dynex Capital falls in arrears in the payment of dividends for two quarterly dividend periods or fails to maintain consolidated shareholders’ equity equal to at least 200% of the aggregate issue price of the then outstanding Series D Preferred.

No Appraisal Rights

No appraisal or dissenters’ rights are available to Dynex Capital’s stockholders under the Virginia Stock Corporation Act with respect to the Series D conversion transactions, and Dynex Capital will not independently provide stockholders with any such rights.

Dividend Arrearages

Holders of our Preferred Stock are entitled to receive, when, as and if authorized and declared by our board out of funds legally available for that purpose, cumulative dividends payable in an amount equal, per share, to the greater of (i) the per quarter base rate of $0.585 for Series A Preferred Stock and Series B Preferred Stock, and $0.73 for Series C Preferred Stock, or (ii) one-half times the per share quarterly dividend declared on our common stock. As of December 31, 2003, the total amount of dividends in arrears on the Series A Preferred Stock was approximately $4,476,000 ($9.07 per Series A Preferred Stock share), on the Series B Preferred Stock approximately $6,240,000 ($9.07 per Series B Preferred Stock share), and on the Series C Preferred Stock approximately $7,750,000 ($11.32 per Series C Preferred Stock share). If the Series D conversion occurs, these dividend arrearages will be eliminated, and holders of the new Series D Preferred Stock will be entitled to receive dividends only as provided for under the terms of the Series D Preferred Stock.

Vote Required

The proposal to amend the articles of incorporation is being submitted for approval to the holders of Dynex Capital’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, with each series voting as a separate series. If the proposal is approved by the holders of two-thirds of the outstanding shares of each of the three series of Preferred Stock, and all other closing conditions are satisfied, the Note Offer and the Series D conversion will be consummated and the shares of each series of Preferred Stock outstanding following the closing of the Note Offer will automatically be converted into shares of our Series D Preferred Stock and Common Stock, with an additional payment of cash in lieu of any fractional shares of Series D Preferred Stock and Common Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding on the record date for the special meeting is entitled to one vote.

Fees and Expenses

The estimated fees and expenses payable by Dynex Capital in connection with the Note Offer and the Series D conversion are set forth in the table below:

Legal, Accounting and Other Professional Fees	$280,000
Printing and Mailing Costs	70,000
Information Agent	10,000
Listing Fees	27,000
Filing Fees	4,500
Miscellaneous	10,500

Total	$402,000

Dynex Capital will be responsible for all fees and expenses incurred by it in connection with the Note Offer and the Series D conversion.

Conditions to the Series D Conversion

We will not complete the Series D conversion unless the following conditions are satisfied:

•	The Series D conversion is approved by the holders of each series of Preferred Stock, which requires the approval of the holders of two-thirds of the shares of each series of Preferred Stock.

•	The issuance of additional shares of Common Stock in conjunction with the Series D conversion and the potential future conversion of Series D Preferred Stock into additional indebtedness of Dynex Capital is approved by a majority of the holders of the Common Stock present at a meeting of the holders of the Common Stock at which a quorum is present.

•	The holders of the Preferred Stock tender shares of Preferred Stock in the Note Offer that will result in the issuance of at least $10 million in principal amount of Senior Notes.

•	The Indenture under which the Senior Notes will be issued is qualified under the Trust Indenture Act of 1939.

In addition, the completion of the Series D conversion is subject to the conditions applicable to the completion of the Note Offer, as described in the offering circular. These conditions include the occurrence of any of the following events that, in Dynex’s judgment make it inadvisable to proceed with the Note Offer or the Series D conversion:

(a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Note Offer or the completion of the Series D conversion, the acquisition of some or all of the shares pursuant to the Note Offer or otherwise relates in any manner to the Note Offer or the completion of the Series D conversion, or (ii) in Dynex Capital’s reasonable judgment, could (A) materially and adversely affect the business, condition (financial or otherwise), assets, income, operations or prospects of Dynex Capital and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of Dynex Capital or any of its subsidiaries or materially impair the contemplated benefits of the Note Offer or Series D conversion to Dynex Capital, (B) make the acceptance for payment of, or payment for, some or all of the tendered shares illegal or otherwise restrict or prohibit consummation of the Note Offer or Series D conversion or (C) delay or restrict the ability of Dynex Capital, or render Dynex Capital unable, to accept for payment or pay for or issue Senior Notes for some or all of the tendered shares or to complete the Series D conversion;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Note Offer, the Series D conversion or Dynex Capital or any of its subsidiaries, by any court or any authority, agency or tribunal that, in Dynex Capital’s reasonable judgment, would or might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above;

(c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative agency, authority or tribunal on, or any event that, in Dynex Capital’s reasonable judgment, might affect, the extension of credit by banks or other lending institutions in the United States, (v) any significant decrease in the market price of the Preferred Stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the reasonable judgment of Dynex Capital, have a material adverse effect on Dynex Capital’s business, condition (financial or otherwise), assets, income, operations or prospects or the trading in the Preferred Stock, (vi) in the case of any of the foregoing existing at the time of the commencement of the Note Offer, a material acceleration or worsening thereof, or (vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor’s Index of 500 Industrial Companies by an amount in excess of 10% measured from the close of business on January 8, 2004;

(d) a tender or exchange offer for any or all of the shares of any series of capital stock of Dynex Capital (other than the Note Offer), or any merger, business combination or other similar transaction with or involving Dynex Capital or any subsidiary, shall have been proposed, announced or made by any person;

(e) (i) any person, entity or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of any series of capital stock (other than any such person, entity or group who has a Schedule 13G on file with the SEC as of January 8, 2004 relating to share ownership in Dynex Capital and does not acquire beneficial ownership of an additional 2% or more of any series of capital stock or effect a change in filing status to Schedule 13D or (ii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or shall have made a public announcement reflecting an intent to acquire Dynex Capital or any of its subsidiaries or any of their respective assets or securities otherwise than in connection with a transaction authorized by the board;

(f) any change or changes shall have occurred in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of Dynex Capital or its subsidiaries that, in Dynex Capital’s reasonable judgment, is or may be material to Dynex Capital or its subsidiaries;

(g) Dynex Capital determines that it is unable to secure the listing of the Senior Notes and/or the Series D Preferred Stock on an appropriate exchange or market; or

(h) Dynex Capital determines that the consummation of the Note Offer or the Series D conversion may adversely affect Dynex Capital’s ability to qualify as a real estate investment trust.

Any determination by Dynex Capital concerning any events described in this section and any related judgment or decision by Dynex Capital regarding the inadvisability of proceeding with the Note Offer or Series D conversion shall be final and binding upon all parties. The foregoing conditions are for the sole benefit of Dynex Capital and may be asserted by Dynex Capital in circumstances giving rise to those conditions or may be waived by Dynex Capital in whole or in part. Dynex Capital’s failure at any time to exercise any of the foregoing shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time until the expiration or termination of the Note Offer. However, unless sooner terminated, the Note Offer will remain open until all conditions have been satisfied or waived. Moreover, Dynex Capital cannot waive the conditions requiring the requisite approvals of the holders of Preferred Stock and Common Stock.

Board Recommendation

After careful consideration, Dynex Capital’s board of directors determined that the Series D conversion is advisable and in the best interests of Dynex Capital and its stockholders, and is fair to all of its stockholders, including its unaffiliated stockholders of each series or class, and directed that the amendment to the articles of incorporation that will implement the Series D conversion be submitted to Dynex Capital’s Preferred Stockholders for their approval. Dynex Capital’s board of directors recommends that you vote “FOR” the amendment to the articles of incorporation.

Possible Adjournment of the Meeting

In addition to being asked to vote on whether to approve the articles of amendment that will implement the Series D conversion, the holders of the Preferred Stock are also being asked to grant a proxy giving the proxy holders the authority to vote their shares in favor of an adjournment of the special meeting. Although we have attempted to allow sufficient time for the holders of the Preferred Stock to submit their proxies to Dynex Capital, we historically have had low stockholder participation at our stockholders’ meetings, and we are concerned that an adjournment of the meeting might be necessary in order to give us the opportunity to solicit additional proxies. Because approval of the articles of amendment requires the affirmative vote of two-thirds of the outstanding shares of each series of Preferred Stock, a holder of Preferred Stock that votes for adjournments of the meeting will be giving us the ability to solicit additional proxies from shareholders who have not yet voted, and to attempt to obtain additional proxies in favor of the Series D conversion from shareholders who have voted against the articles of amendment. We do not know whether an adjournment will be necessary, and will not seek an adjournment if a sufficient number of proxies in favor of the Series D conversion have been received on or prior to the date of the Series D conversion. Dynex Capital’s board of directors recommends that you vote “FOR” possible adjournments.

FORWARD-LOOKING STATEMENTS

Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook.” Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. Such statements may include, but not be limited to:

•	estimates of the value of our Preferred Stock,

•	predictions as to the future liquidity of the Series D Preferred Stock or new Senior Notes,

•	expectations as to future revenues and other results of operations, capital expenditures, plans for future operations, financing needs or plans,

•	plans relating to the pursuit of strategic business alternatives,

•	our ability to service our debt obligations, and

•	plans relating to our products or services, as well as assumptions relating to the foregoing.

Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements in this proxy statement describe factors, among others, that could contribute to or cause such differences. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

This summary historical and pro forma financial information should be read in conjunction with our audited consolidated financial statements set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2003, and the section of this Form 10-K captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

The following summary historical financial information is derived from our audited consolidated financial statements for the years ended December 31, 2003 and 2002, which are incorporated by reference into this proxy statement.

(amounts in thousands except share data)

	Year Ended December 31,
	2003	2002
Total interest income	$152,215	$182,139
Total interest and related expense	(113,244)	(132,986)
Provision for loan losses	(37,082)	(28,483)
Net interest margin	1,889	20,670
Impairment charges (1)	(16,355)	(18,477)
Gain (loss) on sale of investments, net	1,555	(150)
Trading losses	—	(3,307)
Other income	136	1,397
General and administrative expenses	(8,632)	(9,493)

Net loss	(21,107)	(9,360)

Net loss to common shareholders	$(14,260)	$(18,946)

Net loss per common share:
Basic and Diluted	$(1.31)	$(1.74)

	December 31,
	2003	2002
Investments (2)	$1,850,675	$2,185,746
Total assets	1,865,235	2,205,735
Non-recourse securitization financing	1,679,830	1,980,702
Repurchase agreement and senior notes	33,933	—
Total liabilities	1,715,389	1,982,314
Shareholders’ equity	149,846	223,421
Number of common shares outstanding	10,873,903	10,873,903
Average number of common shares	10,873,903	10,873,871
Book value per common share (3)	$7.55	$8.57

(1)	Impairment charges for the years ended December 31, 2003 and 2002 include several adjustments related largely to non-recurring items. See Footnote 14 to the consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2003.

(2)	Investments classified as available for sale are shown at fair value.

(3)	Inclusive of the liquidation preference on our preferred stock.

The following unaudited pro forma condensed consolidated balance sheet data as of December 31, 2003 gives pro forma effect to the Note Offer and the Series D conversion, assuming (1) that the minimum 17.5% of shares of each series are tendered for Senior Notes aggregating $10,000,000 at the prices offered herein, (2) alternatively, that the maximum 70% of shares of each series are tendered for Senior Notes aggregating $40,000,000 at the prices offered herein, and (3) as if no shares are tendered for Senior Notes, so that all of the shares of each series are converted into shares of Series D Preferred Stock and Common Stock, in each case, as if the recapitalization had occurred on December 31, 2003. The unaudited condensed consolidated statement of operations data for the year ended December 31, 2003 gives pro forma effect to the Note Offer and the Series D conversion, assuming (1) that the minimum 17.5% of shares of each series are tendered for Senior Notes aggregating $10,000,000 at the prices offered herein, (2) alternatively, that the maximum 70% of shares of each series are tendered for Senior Notes aggregating $40,000,000 at the prices offered herein, and (3) as if no shares are tendered for Senior Notes, so that all of the shares of each series are converted into shares of Series D Preferred Stock and Common Stock, in each case, as if the recapitalization were effective as of January 1, 2003, the beginning of Dynex Capital’s 2003 fiscal year. The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2003 also assumes that Dynex Capital was free to undertake the recapitalization as of January 1, 2003 without restriction, and further assumes that no repayments of principal on the new Senior Notes occurs during the pro forma periods presented. The unaudited pro forma condensed consolidated statements of operations data for the year ended December 31, 2003 assumes the repayment of the Senior Notes due 2005 which were issued in February 2003.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The summary unaudited pro forma financial information is not necessarily indicative of what our results would have been if the recapitalization actually had occurred as of the dates indicated or of what our future operating results will be.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2003

(amounts in thousands except share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma
		17.5% (Minimum)			70% (Maximum)			0% (None)
Securitized finance receivables	$1,774,193	$—		$1,774,193	$—		$1,774,193	$—		$1,774,193
Other investments, securities and other loans	76,482	—		76,482	—		76,482	—		76,482
Cash and other assets	14,560	(10,451	)(1)	4,109	(10,451	)(1)	4,109	(10,451	)(1)	4,109

	$1,865,235	$(10,451)		$1,854,784	$(10,451)		$1,854,784	$(10,451)		$1,854,784

Non-recourse securitization financing	$1,679,830	$—		$1,679,830	$—		$1,679,830	$—		$1,679,830
Repurchase agreements	23,884	—		23,884	—		23,884	—		23,884
Senior notes	10,049	(49	)(2)	10,000	29,951	(2)	40,000	(10,049	)(2)	—
Accrued expenses and other liabilities	1,626	—		1,626	—		1,626	—		1,626

	1,715,389	(49)		1,715,340	29,951		1,745,340	(10,049)		1,705,340
Shareholders’ equity	149,846	(10,402	)(3)	139,444	(40,402	)(3)	109,444	(402	)(3)	149,444

	$1,865,235	$(10,451)		$1,854,784	$(10,451)		$1,854,784	$(10,451)		$1,854,784

(1)	Reflects cash used for repayment in full of Senior Notes due February 2005 in conjunction with the recapitalization and to pay issuance costs incurred in connection with the recapitalization.

(2)	Issuance of new Senior Notes for Preferred Stock tendered pursuant to the recapitalization less February 2005 Senior Notes redeemed.

(3)	Aggregate purchase price for Preferred Stock tendered and subsequently retired.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2003

(amounts in thousands except share data)

	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma	Pro Forma Adjustments		Pro Forma
		17.5% (Minimum)			70% (Maximum)			0% (None)
Interest income:
Securitized finance receivables	$147,297	$—		$147,297	$—		$147,297	$—		$147,297
Other investments, securities and other loans	4,918	(87	)(1)	4,831	(87	)(1)	4,831	(87	)(1)	4,831

	152,215	(87)		152,128	(87)		152,128	(87)		152,128

Interest expense:
Non-recourse securitization financing	111,056	—		111,056	—		111,056	—		111,056
Senior notes and other	2,188	(892	)(2)	1,296	1,958	(2)	4,146	(1,842	)(2)	346

	113,244	(892)		112,352	1,958		115,202	(1,842)		111,402

Net interest margin before provision for loan losses	38,971	805		39,776	(2,045)		36,926	1,755		40,726
Provision for loan losses	(37,082)	—		(37,082)	—		(37,082)	—		(37,082)

Net interest margin	1,889	805		2,694	(2,045)		(156)	1,755		3,644
Impairment charges	(16,355)	—		(16,355)	—		(16,355)	—		(16,355)
Gain (loss) on sale of investments, net	1,555	—		1,555	—		1,555	—		1,555
Other income	436	—		436	—		436	—		436
General and administrative expenses	(8,632)	—		(8,632)	—		(8,632)	—		(8,632)

Net (loss) income	(21,107)	805		(20,302)	(2,045)		(23,152)	1,755		(19,352)
Preferred stock benefits (charges)	6,847	288	(3)	7,135	3,138	(3)	9,985	(662	)(3)	6,185

Net loss to common shareholders	$(14,260)	$1,093		$(13,167)	$1,093		$(13,167)	$1,093		$(13,167)

Loss per common share:
Basic and Diluted	$(1.31)			$(1.10)			$(1.17)			$(1.08)

(1)	Interest income for year ended December 31, 2003 earned on the cash used to retire the 2005 Senior Notes.

(2)	Interest expense for the year ended December 31, 2003 for the new Senior Notes issued for Preferred Stock tendered less interest expense for the year ended December 31, 2003 for the 2005 Senior Notes assumed repaid.

(3)	Net reduction for dividend charges for Series A, Series B, and Series C Preferred Stock versus new Series D Preferred Stock.

Price Range of Preferred Stock

Our shares of Preferred Stock are listed for trading on the Nasdaq National Market under the symbol “DXCPP” for the Series A Preferred Stock, “DXCPO” for the Series B Preferred Stock, and “DXCPN” for the Series C Preferred Stock. The following table sets forth for the calendar quarters indicated the range of the high and low sale prices for each series of our Preferred Stock on the Nasdaq National Market since the first quarter of 2001.

	SERIES A		SERIES B		SERIES C
	HIGH	LOW	HIGH	LOW	HIGH	LOW
2001
1st Quarter	$12.25	$6.63	$12.31	$7.00	$13.25	$7.81
2nd Quarter	12.90	10.15	12.60	9.93	15.55	12.05
3rd Quarter	14.20	11.40	14.40	11.89	18.00	13.97
4th Quarter	16.90	15.90	17.09	16.20	21.10	20.00
2002
1st Quarter	$18.80	$15.63	$19.00	$15.85	$23.00	$20.00
2nd Quarter	22.75	18.46	22.75	18.40	28.25	22.50
3rd Quarter	22.25	20.50	22.46	21.00	28.00	24.60
4th Quarter	22.50	20.41	22.25	20.50	28.00	25.70
2003
1st Quarter	$24.24	$22.50	$24.06	$22.25	$29.77	$27.51
2nd Quarter	25.10	22.82	25.15	23.32	31.25	28.43
3rd Quarter	26.25	24.45	26.48	24.71	31.81	30.50
4th Quarter	28.25	25.35	27.89	26.30	34.30	31.75

On January 7, 2004, the closing per share sales price of the Series A Preferred Stock, as reported on the Nasdaq National Market, was $28.50 and the bid price was $26.50. On January 7, 2004, the closing per share sales price of the Series B Preferred Stock was $28.00 and the bid price was $26.90. On January 7, 2004, the closing per share sales price of the Series C Preferred Stock was $34.30 and the bid price was $34.30.

Our Series A Preferred Stock was held by approximately 26 holders of record as of December 31, 2003. Our Series B Preferred Stock was held by approximately 31 holders of record as of December 31, 2003. Our Series C Preferred Stock was held by approximately 33 holders of record as of December 31, 2003.

You should obtain current quotations of the market price for your shares and consult an independent financial advisor.

Dividends

Dividends on the Preferred Stock are cumulative and equal, per share, to the greater of (i) the per quarter base rate of $0.585 for Series A Preferred Stock and Series B Preferred Stock, and $0.73 for Series C Preferred Stock, or (ii) one-half times the per share quarterly dividend declared on our common stock. During the first two quarters of 1999, we declared dividends in the aggregate amount of $1.17 per share on our shares of Series A Preferred Stock and Series B Preferred Stock, and $1.46 per share on our shares of Series C Preferred Stock. During 2000, we did not declare any dividends. During the second quarter of 2001, we declared dividends of $0.2925 per share on our shares of Series A Preferred Stock and Series B Preferred Stock, and $0.3649 per share on our shares of Series C Preferred Stock. During the third quarter of 2002, we declared dividends of $0.2925 per share on our shares of Series A Preferred Stock and Series B Preferred Stock, and $0.3651 per share on our shares of Series C Preferred Stock. During the third quarter of 2003, we declared dividends of $0.8775 per share on our shares of Series A Preferred Stock and Series B Preferred Stock, and $1.0950 per share on our shares of Series C Preferred Stock. The 2001, 2002 and 2003 dividends were declared in order for us to maintain our status as a real estate investment trust. We have not declared a dividend on any shares of our Preferred Stock since the third quarter of 2003.

As of December 31, 2003, the total amount of dividends in arrears on the Series A Preferred Stock was approximately $4,476,000 ($9.07 per Series A Preferred Stock share), on the Series B Preferred Stock approximately $6,240,000 ($9.07 per Series B Preferred Stock share), and on the Series C Preferred Stock approximately $7,750,000 ($11.32 per Series C Preferred Stock share).

Ratio of Earnings to Fixed Charges

The following table gives pro forma effect to the Note Offer and the Series D conversion, assuming (1) that the minimum 17.5% of shares of each series are tendered for Senior Notes in the Note Offer, (2) alternatively, that the maximum 70% of shares of each series are tendered for Senior Notes in the Note Offer, and (3) as if no shares are tendered for Senior Notes in the Note Offer.

The pro forma information also considers the costs of the Note Offer and the Series D conversion. This information should be read in conjunction with the summary historical and pro forma financial information included elsewhere in this proxy statement.

	Year Ended December 31, 2003					Year Ended December 31, 2002
	Actual	Pro Forma				Actual
		17.5% (Min.)	70% (Max.)	0% (None)
Ratio of earnings to fixed charges (1)(2)(3)(4)(5)(6)	(10.42):1	(20.12):1	(5.06):1	(2,751	):1	(3.38):1

(1)	Assumes the repayment in full of the 2005 Senior Notes as of January 1, 2003.

(2)	For purposes of computing the ratios, “earnings” consists of net loss plus interest and debt expense (excluding interest and debt expense related to non-recourse securitization financing). This sum is divided by fixed charges, which includes interest and debt expense (excluding interest and debt expense related to non-recourse securitization financing), to determine the ratio of available earnings to fixed charges.

(3)	That ratio of earnings to fixed charges is below 1:1 in 2003 and 2002 due to non-cash charges associated with provision for losses and impairment and other charges. The shortfall for the ratio of earnings to fixed charges relative to a ratio of 1:1 was $21,107,000 and $9,360,000 for 2003 and 2002, respectively.

(4)	The ratio of earnings to fixed charges on a pro forma basis, assumes the Senior Notes were issued on 17.5% of the preferred shares effective as of January 1, 2003. The shortfall for the ratio of earnings to fixed charges on a pro forma basis relative to a ratio of 1:1 was $20,215,000 for the year ended December 31, 2003.

(5)	The ratio of earnings to fixed charges on a pro forma basis, assumes the Senior Notes were issued on 70% of the preferred shares effective as of January 1, 2003. The shortfall for the ratio of earnings to fixed charges on a pro forma basis relative to a ratio of 1:1 was $23,065,000 for the year ended December 31, 2003.

(6)	The ratio of earnings to fixed charges on a pro forma basis, assumes no Senior Notes were issued. The shortfall for the ratio of earnings to fixed charges on a pro forma basis relative to a ratio of 1:1 was $19,265,000 for the year ended December 31, 2003.

BACKGROUND OF THE RECAPITALIZATION

General

Dynex Capital, Inc. was incorporated in Virginia in 1987. Dynex Capital is a financial services company that invests in loans and securities principally consisting of or secured by single family mortgage loans, commercial mortgage loans, manufactured housing installment loans and delinquent property tax receivables. The loans and securities in which Dynex Capital invests have generally been pooled and pledged (i.e., securitized) as collateral for non-recourse securitization financing (“securitization financing”). We have elected to be treated as a REIT for federal income tax purposes, and as a REIT, we must distribute substantially all of our taxable income to stockholders.

Dynex Capital’s principal source of earnings historically has been net interest income from its investment portfolio. Until 1999, Dynex Capital had generally created investments for its portfolio through the pledge of loans and securities (“securitized finance receivables”) as collateral for non-recourse securitization financing, which provides long-term financing for those loans and securities while limiting credit risk, interest rate risk and liquidity risk. Dynex Capital engaged in a number of loan origination businesses, including single family mortgage lending, commercial mortgage lending, and manufactured housing lending. However, in 1999, as a result of disruptions in the fixed income markets, we implemented a fundamental shift in our business plan to conserve capital and repay recourse debt outstanding, and those businesses have since been sold or discontinued. Dynex Capital’s investment portfolio has been declining as a result of sales and pay-downs, with little additional investment having been made by Dynex Capital over the last four years. Since 2000, Dynex Capital’s business operations have essentially been limited to the management of its investment portfolio and the active collection of our portfolio of delinquent property tax receivables.

In the last several years, Dynex Capital has conducted several tender offers designed to create additional liquidity for the holders of Preferred Stock and to reduce the outstanding dividend arrearages on the Preferred Stock, which amounted to $18.5 million at December 31, 2003. In 2001, Dynex Capital completed two separate tender offers for the Preferred Stock, resulting in the purchase of more than 1.3 million shares of the Preferred Stock for an aggregate purchase price of $20.0 million, but which shares had an aggregate issue price of $34.4 million, and including dividends-in-arrears, a liquidation preference of $40.9 million. Dynex Capital completed a third tender offer for its Preferred Stock in February 2003. In that offer, Dynex Capital purchased for cash 188,940 shares of its Series A Preferred Stock, 272,977 shares of its Series B Preferred Stock, and 268,792 shares of its Series C Preferred Stock for a total cash payment of $19.3 million. In addition, Dynex Capital exchanged an additional 309,503 shares of Series A Preferred Stock, 417,541 shares of Series B Preferred Stock, and 429,847 shares of Series C Preferred Stock for a series of new 9.50% Senior Notes totaling $32.1 million and due February 28, 2005 (the “2005 Senior Notes”). Dynex Capital paid off its last recourse obligation in 2002, and was able to complete the cash portion of the 2003 tender offer utilizing cash flow generated from its investment portfolio. Since the completion of the 2003 tender offer, Dynex Capital has used additional cash flow to prepay the 2005 Senior Notes in full effective March 1, 2004.

Since 1999, we have explored a variety of alternatives for improving value for our preferred and common stockholders. We have considered a sale of the company, but have not received significant indications of interest in purchasing Dynex Capital or its assets for consideration that would provide proceeds sufficient to satisfy our obligations with respect to the Preferred Stock (including obligations for dividend arrearages) and still allow any significant return to the common stockholders. We have received no firm offers since late 2000, and although Dynex Capital negotiated a sale in late 2000, that transaction would have required a substantial discount to be accepted by the holders of Preferred Stock, and provided for holders of Common Stock to receive only $2.00 per share. That transaction was terminated in 2001 before being submitted for stockholder vote.

We have also at various times evaluated the benefits of a liquidation of the company. The most significant impediments to Dynex Capital’s ability to pursue a transaction that would involve the sale or liquidation of Dynex Capital are the complicated capital structure of Dynex Capital and the fact that significant assets held by Dynex Capital are perceived as relatively less attractive, including manufactured home loans and delinquent property tax receivables. In exploring the possibility of liquidation, Dynex Capital has also determined that both because of the character of its assets and of the likely perception of reduced negotiating leverage that would accompany an announced liquidation plan, Dynex Capital would not be able to realize the full value of its assets upon liquidation. In addition, because Dynex Capital sold substantial assets over the last several years in order to free up capital and repay its secured indebtedness in full, the present assets of Dynex Capital consist disproportionately of less saleable assets that we believe have more value on the balance sheet of Dynex Capital than in a sale or liquidation scenario.

An important consideration of Dynex Capital when considering any strategic alternative involves the availability to Dynex Capital of an estimated $124 million of tax net operating loss carryforwards that could be used in the future to offset REIT distribution requirements and therefore allow Dynex Capital to retain capital for investment in a strategic plan. In addition, Dynex Capital could elect to forego REIT status and use its tax net operating loss carryforwards as a shelter for taxable income for Dynex Capital itself or for any taxable REIT subsidiary Dynex Capital might establish. This option will allow Dynex Capital to explore business strategies that include activities not traditionally associated with REITs. Dynex Capital views the carryforwards as significant potential assets, and in evaluating alternatives, has taken into consideration the fact that Dynex Capital would be unlikely to realize significant value for these assets in most sale or liquidation transactions.

We also considered the option of using cash flow to eliminate the existing dividend arrearages. Now that the 2005 Senior Notes have been prepaid, we are free of restrictions on the payment of preferred stock dividends, and are no longer obligated to use liquidity to pay interest on that indebtedness. We continue to generate substantial cash flow, and could choose to use that liquidity to catch up on previously accrued preferred stock dividends and pay future dividends on that stock. However, this option would hamper our ability to deploy capital to potential strategic alternatives and would not solve our long-term need to simplify our capital structure.

The board of directors is continuing to evaluate alternatives for the use of Dynex Capital’s cash flow in an effort to improve overall stockholder value. This evaluation has included and will continue to include a number of alternatives, including the acquisition of a new business. In 2002, for example, we actively explored the possibility of acquiring a financial institution. During the course of this evaluation, the board of directors determined that we would be unable to complete such a transaction in part because of the substantial dividend arrearages outstanding on the Preferred Stock. As a result, in September 2002, the board of directors formed a committee comprised of Messrs. Davenport, Igdaloff, Felman and Von der Porten to explore various alternatives with respect to the Preferred Stock. The current members of the committee are Messrs. Akin, Igdaloff, Potts and Von der Porten.

Since 2002, this committee has met regularly with management and discussed numerous strategic alternatives with respect to Dynex Capital and the Preferred Stock. The committee’s efforts resulted in the completed tender offer in February 2003, which eliminated a substantial portion of the Preferred Stock dividend arrearages. The committee has continued to meet regularly to discuss the Preferred Stock. The committee, the board and management have also consulted regularly with legal counsel and Dynex Capital’s auditors. The committee approved the proposal for the Note Offer and the Series D conversion at a telephone meeting held on November 25, 2003, and recommended approval of this recapitalization plan to the full board of directors. The board of directors met by telephone to discuss and give tentative approval to the recapitalization on December 17, 2003, and met again to give final approval to the plan on January 6, 2004.

Reasons for the Series D Conversion

Dynex Capital’s primary reasons for carrying out the recapitalization, including the Series D conversion, are to provide the holders of the Preferred Stock with increased liquidity for their shares, to simplify Dynex Capital’s capital structure in order to enhance our ability to pursue strategic alternatives, and to enhance overall stockholder value by completing the recapitalization of the Preferred Stock at discounts to the current liquidation preferences of the Preferred Stock. The board of directors has unanimously determined that the terms of the recapitalization, including the Series D conversion, are substantively and procedurally fair to, and in the best interests of, all of Dynex Capital’s stockholders, including the holders of Common Stock, the holders of each series of Preferred Stock and the holders of all classes or series of stock who are unaffiliated with Dynex Capital. The recapitalization was unanimously approved by the board of directors, and the board recommends that the holders of Preferred Stock vote for the proposed articles of amendment to Dynex Capital’s articles of incorporation that are necessary to effect the Series D conversion.

In addition, because of New York Stock Exchange requirements, Dynex Capital is also required to seek the approval of the holders of its Common Stock for the aspects of the Series D conversion that involve the issuance of additional shares of Common Stock. The board has also recommended that the holders of its Common Stock approve those aspects of the Series D conversion. Dynex Capital will provide a separate proxy statement and related disclosure to the holders of Common Stock, who are expected to vote on the issuance of Common Stock in connection with the Series D conversion at a separate meeting of Common Stockholders to be held contemporaneously with the special meeting of Preferred Stockholders to which this proxy statement relates.

We have been advised by each of Dynex Capital’s directors and its sole executive officer that each of them intends to vote all of the shares of Preferred Stock and Common Stock beneficially owned by him in favor of the Series D conversion. However, as of March 5, 2004, the directors and the sole executive officer of Dynex Capital beneficially owned only the following outstanding shares:

Name	Common Stock	% of outstanding	Series A Preferred	% of outstanding	Series B Preferred	% of outstanding	Series C Preferred	% of outstanding
Stephen J. Benedetti	18,114	*	—	—	—	—	—	—
J. Sidney Davenport	25,356	*	—	—	—	—	—	—
Thomas H. Potts	326,238	3.0%	—	—	—	—	—	—
Donald B. Vaden	9,483	*	—	—	—	—	—	—
Eric P. Von der Porten	140,200	1.29%	—	—	1,598	*	3,225	*
Leon A. Felman	12,570	*	—	—	—	—	20,847	3.04%
Barry Igdaloff	22,280	*	49,546	10.04%	52,820	7.68%	67,300	9.83%
Thomas B. Akin	993,950	9.14%	78,621	15.93%	132,798	19.30%	52,608	7.68%
Total:	1,548,191	14.24%	128,117	25.97%	187,216	27.20%	143,980	21.02%

*	Less than 1% of shares outstanding.

See “Security Ownership of Certain Beneficial Owners and Management” for more detailed information concerning the beneficial ownership of each director and the sole executive officer of Dynex Capital.

In making its unanimous determination that the terms of the recapitalization, including the Series D conversion, are fair to, and in the best interests of, the unaffiliated holders of each series of the Preferred Stock and the Common Stock, and its decision to approve the amendment and to recommend that the holders of Preferred Stock and Common Stock approve the amendment and the other terms of the Series D conversion, the board considered:

•	The determination by a committee of the board of directors that the terms of the recapitalization, including the Series D conversion, are substantively and procedurally fair to, and in the best interests of, the unaffiliated holders of each series of the Preferred Stock and the Common Stock, and the recommendation by the committee that the board approve the amendment and that the board recommend to Dynex Capital’s stockholders that they approve and adopt the amendment and other terms of the Series D conversion and the issuance of shares of Common Stock as provided for in the amendment to our articles of incorporation; and

•	The factors considered by a committee of the board of directors in its deliberations, as described below.

In connection with this consideration of the determination by the committee, and as part of its determination with respect to the fairness of the consideration that will be received by the holders of the Preferred Stock in the Series D conversion, the board expressly adopted the conclusions and underlying reasoning of the committee, based upon the view of the board that the conclusions and factors considered by the committee were reasonable.

The committee considered the following factors, which constitute the material factors considered by the committee in making its own determination that the terms of the recapitalization, including the Series D conversion, were both substantively and procedurally fair to, and in the best interests of, the unaffiliated holders of each series of the Preferred Stock and the Common Stock, and its decision to recommend that the board of directors approve the amendment and recommend to Dynex Capital’s stockholders that they approve and adopt the amendment and the other terms of the Series D conversion:

•	The Note Offer, which is an integral part of the overall recapitalization plan, will give holders of the Preferred Stock the option of exchanging their shares for a new series of Senior Notes that will be issued at a premium to the bid price of the Preferred Stock prior to the announcement of the Note Offer.

•	The elimination of the dividend arrearages in the three separate series of Preferred Stock, the replacement of three series of Preferred Stock with a single series, and the reduction in the overall amount of Preferred Stock outstanding will simplify Dynex Capital’s capital structure and should create improved opportunities for us to engage in strategic transactions, access the capital markets, and/or reinvest in business activities.

•	The Note Offer will benefit Dynex Capital by freeing it of significant dividend arrearages and future dividend obligations by exchanging Preferred Stock for Senior Notes issued at a premium to the original issue price and bid price of the Preferred Stock prior to the announcement of the Note Offer, but at a discount to its present liquidation value.

•	The improved conversion features of the Series D Preferred Stock will create greater opportunities for the holders of Preferred Stock to participate in any future success in Dynex Capital’s business strategies by lowering the conversion price into shares of Common Stock from $48 and higher to $10 per share of Common Stock.

•	The conversion of the three series of Preferred Stock into Series D Preferred Stock, the elimination of the dividend arrearage, and the payment of dividends on Series D Preferred Stock will likely enhance the market liquidity of the Series D Preferred Stock relative to the existing liquidity of the three separate series of Preferred Stock.

•	The value of the consideration received by the Preferred Stockholders in either the Note Offer or the Series D conversion represents fair value in relation to the market price of the Preferred Stock immediately prior to the announcement of the recapitalization, and exceeds and is a premium to the historical prices of the Preferred Stock. The consideration also exceeds the consideration paid in Dynex Capital’s previous Preferred Stock tender offers in 2001 and 2003.

•	Although the committee did not obtain an appraisal or explicitly compare the consideration being made available in the Note Offer and the Series D conversion to the liquidation or going concern value of Dynex Capital, the committee concluded that these comparisons would not be appropriate. The committee considered the fact that Dynex Capital has not received any firm offers for the company or its assets since late 2000, the fact that the agreement entered into in late 2000 was at a price substantially below the value of the recapitalization to both the Preferred Stockholders and Common Stockholders, and the fact that Dynex Capital is unlikely to be able to liquidate many of its significant assets at a price that would yield any significant proceeds to Common Stockholders, or proceeds to Preferred Stockholders in excess of the value of the transactions included within the recapitalization.

•	The effect of the Series D conversion will be to reduce costs to Dynex Capital, including legal, accounting and listing costs related to the maintenance of three separate series of Preferred Stock.

•	As long as there are shares of Series D Preferred Stock outstanding, the holders of Series D Preferred Stock will have permanent representation on the board of directors of Dynex Capital.

•	If Dynex Capital fails to meet certain net equity covenants or to pay dividends on a current basis, the Series D Preferred Stock will automatically convert into a new unsecured debt instrument that will be subordinate only to Dynex Capital’s secured indebtedness and the Senior Notes being issued in conjunction with the Note Offer.

•	The holders of Common Stock will benefit from a capital structure that commits fewer long-term resources to the payment of Preferred Stock dividends and that reduces the liquidation preference held by the holders of Preferred Stock primarily through the issuance of additional Common Stock.

There can be no assurance that any of the objectives described above will be achieved, that Dynex Capital will pay dividends on shares of the Series D Preferred Stock in the future or that the Series D Preferred Stock will be made available for trading on the Nasdaq National Market or the New York Stock Exchange, or otherwise provide greater liquidity than the existing shares of Preferred Stock.

In recommending the terms of the Note Offer and the Series D conversion, the committee endeavored to strike a balance between the interests of the holders of the three series of Preferred Stock and the interests of the holders of the Common Stock. The per share principal amount of Senior Notes being offered in the Note Offer represents a premium above the bid price of the shares of each class of Preferred Stock as of January 7, 2004, the last trading day prior to our public announcement of our intention to commence the Note Offer. The per share consideration that will be received by holders of Preferred Stock in the Series D conversion likewise represents a premium over the price of each class of Preferred Stock as of January 7, 2004. The amount of consideration being provided in the Note Offer and the Series D conversion was not based on an appraisal of Dynex Capital, but was established by the board of directors in order to make the consideration attractive to holders of Preferred Stock while at the same time providing a discount to the current liquidation value of the Preferred Stock that would benefit the holders of Common Stock, whose vote is also required to approve aspects of the recapitalization. The difference in consideration being received by holders of Preferred Stock who tender their shares in the Note Offer and holders of Preferred Stock who participate in the Series D conversion reflects the board’s assessment that the reduced investment risk to recipients of Senior Notes justifies a greater amount of consideration for participants in the Series D conversion. Moreover, in establishing the Common Stock consideration to be provided in the Series D conversion, the board considered the prospect for holders of Preferred Stock to recoup the discount from the current liquidation value of their shares that will result from either the Note Offer or the Series D conversion, through possible future increases in the value of the Common Stock being received, and through future conversions of their Series D Preferred Stock into Common Stock.

Negative Factors Considered by the Board of Directors and the Committee

The board of directors and the committee each also considered potentially negative factors for both Dynex Capital and the holders of the Preferred Stock that could or will arise from the recapitalization, including the following:

•	As a result of the Note Offer, perpetual Preferred Stock will be exchanged for Senior Notes, which will have a fixed maturity date of three years from the date of their issuance, resulting in an increase in liquidity risk for us.

•	Dynex Capital will likely incur significant transaction costs, and the recapitalization will require substantial management time and effort to complete.

•	Dynex Capital faces a risk that the anticipated benefits to Dynex Capital of the recapitalization might not be realized to the extent anticipated.

•	The holders of Preferred Stock will receive a premium to the original issue and to the bid prices of their shares prior to the announcement of the Note Offer, but at a discount to the liquidation value of their shares because they will forfeit the accrued dividend arrearages on their shares.

•	The holders of Preferred Stock that elect to tender their shares in the Note Offer will be unable to participate in any benefits arising from any future successes of Dynex Capital if Dynex Capital successfully executes on its business strategy. In particular, holders of Preferred Stock that tender their shares in the Note Offer will be unable to benefit from any future use of Dynex Capital’s substantial tax net operating loss carryforwards. Although Dynex Capital’s ability to use these net operating loss carryforwards in full will depend on its future success in generating income that would permit their use before their expiration, at current corporate tax rates the tax benefit to Dynex Capital could be as much as $48 million, which could provide a significant future benefit to our shareholders.

•	The holders of each of the three series of Preferred Stock are presently entitled to vote as a separate class on all changes affecting the terms of their shares, but after the Series D conversion, will vote as a single class with the other holders of the Series D Preferred, and so individual holders of Preferred Stock may have less ability to influence the outcome of a future change in the terms of their shares of Preferred Stock.

•	The stated dividend rate on the Series D Preferred Stock is lower than the present stated dividend rate on each of the three existing series of Preferred Stock.

•	The board of directors and the committee did not engage an independent financial advisor to appraise or otherwise calculate the value of Dynex Capital or its assets, or retain an independent advisor to represent the interests of the unaffiliated stockholders.

•	The exchange of Preferred Stock for Senior Notes and the conversion of the existing shares of Preferred Stock into shares of Series D Preferred Stock will create new instruments which will require us to make payments of interest and dividends, or risk defaulting on these instruments. If we fail to make two successive dividend payments on the Series D Preferred Stock, the Preferred Stock will automatically convert into new Senior Notes.

•	Different holders of the Preferred Stock will have different tax consequences arising from the recapitalization, and for some holders of Preferred Stock with an extremely low basis in their shares, the recapitalization may trigger short-term tax obligations that will not be shared by the holders of the Preferred Stock as a whole.

Recommendation of the Board of Directors; Fairness of the Recapitalization

The foregoing discussion of the information and factors considered by the board of directors and the committee is not intended to be exhaustive but is believed to include all material factors considered by them. In reaching its determination, the committee concluded that the potential benefits outweighed the potential risks, but did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Likewise, the members of the full board of directors, in considering the recommendation of the committee, separately weighed each of the material factors described above and concluded that the potential benefits of the recapitalization, including the Series D conversion, outweighed the potential risks. Although several directors have interests in the recapitalization, as described below, see “Background of the Recapitalization — Interests of Dynex Capital’s Directors and

Affiliated Parties in the Recapitalization,” the board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision and did not obtain a third party appraisal or engage a separate representative to represent the unaffiliated stockholders.

The board and the committee chose not to obtain a fairness opinion from a separate financial advisor, and did not consult a financial advisor in structuring the Note Offer or the Series D conversion. The board and the committee independently determined that they believed that the Series D conversion, in conjunction with the Note Offer, is substantively and procedurally fair to the existing holders of each series of the Preferred Stock, including the unaffiliated holders of each series. In reaching this determination, the committee and the board, in following and separately considering and adopting the committee’s recommendations and reasoning, took into account the factors described below:

Substantive Fairness Factors

The committee and the board evaluated the following factors that address the substantive fairness of the Note Offer and the Series D conversion:

•	The Note Offer provides liquidity to the holders of the holders of Preferred Stock by giving them the election to tender all or a substantial portion of their shares for a debt instrument with fixed payment terms and a favorable coupon.

•	The new Series D Preferred Stock contains improved voting rights in the form of guaranteed representation on the board of directors, stronger covenants than the existing Preferred Stock that will enable the conversion of Series D Preferred Stock into a new series of notes upon certain defaults, and a conversion threshold that is much closer to the market price prior to the announcement of the Note Offer for Common Stock than the conversion provisions of the existing series of Preferred Stock, which contain conversion prices that range from 7.68 times to 9.60 times the highest market price achieved by the Common Stock from January 1, 2003 through January 7, 2004.

•	The consideration being offered in the Note Offer and the Series D conversion is fair in relation to the market price for each series of Preferred Stock prior to the announcement of the transactions, in relation to the historical market prices of each series of Preferred Stock and by comparison to the consideration paid by Dynex Capital in the tender offer completed by Dynex in February 2003. The consideration being offered in the Note Offer and that would be provided by the Series D conversion each represents a premium to the closing bid price for each series of Preferred Stock as of January 7, 2004, which was the last trading day prior to the announcement of the recapitalization transactions. The closing per share bid price of the Series A Preferred Stock on January 7, 2004 was $26.50, and the market price of the Series A Preferred Stock from January 1, 2001 to December 31, 2003 ranged from a low of $6.63 per share to a high of $28.25 per share. The closing per share bid price of the Series B Preferred Stock on January 7, 2004 was $26.90, and the market price of the Series B Preferred Stock from January 1, 2001 to December 31, 2003 ranged from a low of $7.00 per share to a high of $27.89 per share. The closing per share bid price of the Series C Preferred Stock on January 7, 2004 was $34.30, and the market price of the Series C Preferred Stock from January 1, 2001 to December 31, 2003 ranged from a low of $7.81 per share to high of $34.30 per share. In the February 2003 tender offer, holders of Series A Preferred Stock who tendered their shares received either $24 in cash per share or $25.20 in 2005 Senior Notes holders of Series B Preferred Stock who tendered their shares received either $24.50 in cash per share or $25.725 in 2005 Senior Notes, and holders of Series C Preferred Stock who tendered their shares received either $30 in cash per share or $31.50 in 2005 Senior Notes.

•	All holders of each series of Preferred Stock, and the series of Preferred Stock collectively, will be treated equally in the Series D conversion and will receive an equal premium to the original issue price of their shares in the form of new Series D Preferred Stock and Common Stock, with the only difference among the series representing proportional differences that depend on the original issue price of the three separate series of the Preferred Stock.

•	Because of the difficulty of valuing the assets of Dynex Capital, the committee and the board determined that it was not appropriate to base its determination of the substantive terms of the recapitalization on the book value or going-concern value of Dynex Capital. Moreover, the committee and the board believe that such a basis for the valuation of the transactions is inappropriate because of the nature of Preferred Stock held by the holders of each series. Each series of Preferred Stock contains a defined liquidation and redemption value, which makes the overall valuation of Dynex Capital less relevant to the valuation of the Preferred Stock. In addition, because the conversion features of the existing Preferred Stock are based on a conversion price that would require a substantial and unanticipated increase in the market value of the Common Stock in order to be economically attractive, the conversion features were likewise deemed irrelevant to the determination of the fairness of the substantive terms of the recapitalization.

•	Because of the difficulty of valuing the assets on Dynex Capital’s balance sheet, the board and the committee determined that it is unlikely that Dynex Capital could obtain value for its assets in a liquidation transaction or a series of transactions that would equal or exceed the value that the board and the committee believe could be achieved if Dynex Capital is able to continue its business going forward. Moreover, because the liquidation value of the shares of Preferred Stock is established by the terms of those shares, the board and the committee determined that the overall liquidation value of Dynex Capital would have very little bearing on the establishment of the substantive terms of the recapitalization, or the determination of their fairness.

•	The belief of the board of directors and the committee that by combining the Preferred Stock into a single series, and providing for the listing of the Series D Preferred Stock on a public market, the liquidity of the Preferred Stock will be improved.

•	The holders of Common Stock will have an improved opportunity to benefit from any future successes of Dynex Capital because the outstanding dividend arrearages will be eliminated, fewer future resources will be committed to dividend payments and the liquidation preference of preferred stockholders will be reduced.

•	The holders of the Series D Preferred Stock will have an improved opportunity to benefit from any future successes of Dynex Capital as a result of the reduced conversion price and conversion ratio, and as a result of receiving shares of Common Stock in connection with the Series D conversion.

•	The fact that Dynex Capital has not attracted a purchaser for the entire company or a substantial portion of its assets at a favorable price, and so the consideration being offered by Dynex Capital in the Note Offer and the Series D conversion is believed to exceed the consideration available to Dynex Capital from a merger, consolidation, sale or other similar transaction.

Procedural Fairness Factors

The board and the committee also took into account the following procedural aspects of the proposed transactions, which touch on the procedural fairness of the Note Offer and the Series D conversion:

•	The fact that the Series D conversion is structured so that it cannot be approved by the holders of the Preferred Stock unless a majority of the holders of the Preferred Stock who are unaffiliated with members of the board of directors vote in favor of the Series D conversion.

•	The fact that the Series D conversion will not take place unless the issuance of additional shares of Common Stock and possible future issuance of Common Stock in conjunction with any future conversion of Series D Preferred Stock are approved by the holders of a majority of the shares of the Common Stock present at a meeting of the common stockholders of Dynex Capital, and the fact that because the members of the board of directors and the sole executive officer of Dynex Capital hold in aggregate less than 15% of the outstanding shares of the Common Stock, this approval requirement will require substantial support by the unaffiliated holders of Common Stock.

•	The fact that the Series D conversion was approved by a board of directors that does not include any employees of Dynex Capital.

•	The absence of an unaffiliated representative retained to act solely on behalf of the unaffiliated holders of Preferred Stock and Common Stock. In considering the impact of the committee’s and board’s decision not to retain an unaffiliated representative, the committee and the board concluded that the inclusion of such a representative would not have a material effect on the fairness of the proposed transactions. First, the board of directors and the committee each approved the proposed transactions unanimously, notwithstanding the fact that the board and the committee each contain members representing the disparate interests of the holders of Preferred Stock and the holders of Common Stock. On the board of directors, for example, three directors hold exclusively and one director holds predominantly Common Stock, while the other three directors are significant holders of Preferred Stock. Accordingly, the representation of both of these constituencies in the decision making process indicates that the interests of the holders of all classes of securities were represented in this process. Second, because approval of the holders of each of the classes of Preferred Stock and the holders of the Common Stock will be required in order to proceed with the Series D conversion, the consideration established for both the Note Offer and the Series D conversion took into account the need to give holders of Preferred Stock a premium over the market value of their securities prior to the announcement of the transactions while at the same time providing a benefit to holders of Common Stock by establishing terms that include a discount to the current liquidation value of each of the classes of the Preferred Stock. Third, as structured, the recapitalization transactions ensure that both the affiliated and the unaffiliated holders of Preferred Stock of any series will receive identical consideration. Finally, unlike many “going private” transactions in which insiders are allowed to continue their ownership in the enterprise while others are not given that option, all holders of Preferred Stock, whether or not affiliated, are entitled to decline to participate in the Note Offer and instead elect to continue their ownership in Dynex Capital, and their participation in any future benefits of stock ownership, following the Series D conversion.

Interests of Dynex Capital’s Directors and Affiliated Parties in the Recapitalization

As noted above, the members of the board of directors of Dynex Capital in the aggregate own the following numbers and percentages of outstanding shares of the Common Stock and each series of Preferred Stock as of March 5, 2004:

	Number of Shares	Percentage of Outstanding Shares
Common Stock	1,548,191	14.24%
Series A Preferred Stock	128,167	25.97%
Series B Preferred Stock	187,216	27.20%
Series C Preferred Stock	143,980	21.02%

Four of the seven members of our board of directors, Messrs. Akin, Felman, Igdaloff and Von der Porten, are record or beneficial owners of shares of Preferred Stock. See “Background of the Recapitalization – Reasons for the Recapitalization.” Because these directors own their shares of Preferred Stock in the three separate series in different proportions than the holders of Preferred Stock as a whole, and because their tax basis for their shares may differ from the holders of the Preferred Stock as a whole, the members of the board of directors recognize the possibility that they may have economic interests not identical with the holders of the Preferred Stock as a whole. However, the members of the board of directors believe that their recommendation of the recapitalization was not influenced by the extent to which their interests might differ from the interests of the holders of Preferred Stock as a whole because those differences are likely to be relatively minor. The Series D conversion has been proposed in a manner that gives equivalent economic treatment to each outstanding share of Preferred Stock in each of the three outstanding series of Preferred Stock, and for most purposes, the interests of the directors who hold Preferred Stock and the unaffiliated holders of Preferred Stock will be the same. The members of the board of directors are not receiving any preference with regard to the tender of their shares in the Note Offer, and to the extent they remain holders of Preferred Stock who participate in the Series D conversion, will receive the same per share consideration, calculated in exactly the same manner, as each other holder of Preferred Stock. Moreover, because the directors as a whole beneficially own less than one-third of any of the series of the Preferred Stock, and because approval of the Series D conversion requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, it is mathematically impossible for the Series D conversion to be approved unless it is approved by a majority of the unaffiliated holders of Preferred Stock of each series.

None of the directors are employees of Dynex Capital. Stephen J. Benedetti, Dynex Capital’s sole executive officer, is the beneficial owner of no shares of Preferred Stock and 18,114 shares of Common Stock currently outstanding.

For the reasons discussed above, Dynex Capital’s board of directors, including all of the non-employee directors, determined that the recapitalization, including the Series D conversion, is fair to Dynex Capital’s unaffiliated holders of Series A Preferred Stock, unaffiliated holders of Series B Preferred Stock, unaffiliated holders of Series C Preferred Stock and unaffiliated holders of Common Stock, and is advisable and in the best interests of Dynex Capital and its stockholders, and recommends approval of the amendment of Dynex Capital’s articles of incorporation to Dynex Capital’s Preferred Stockholders.

EFFECT OF THE SERIES D CONVERSION

Board of Directors

If the Series D conversion is approved and consummated:

•	the holders of Series D Preferred Stock will be entitled to elect one or two of Dynex Capital’s directors (depending on the number of shares of Series D Preferred Stock outstanding) at the first annual meeting following the Series D conversion and at each succeeding annual meeting of stockholders, with each share of Series D Preferred Stock entitled to one vote per preferred director position, and

•	the directors in office at the time of the Series D conversion will remain in office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Series A Preferred Stock

As a result of the Series D conversion, Dynex Capital’s Series A Preferred Stock will be retired and Dynex Capital’s authorization to issue Series A Preferred Stock will be eliminated from Dynex Capital’s articles of incorporation.

The Series A Preferred Stockholders will receive, in exchange for each share of Series A Preferred Stock, either: (a) $27.84 in principal amount of the Senior Notes in the Note Offer, or (b) 2.784 shares of Series D Preferred Stock and .6373 shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the Series D conversion.

Series B Preferred Stock

As a result of the Series D conversion, Dynex Capital’s Series B Preferred Stock will be retired and Dynex Capital’s authorization to issue Series B Preferred Stock will be eliminated from Dynex Capital’s articles of incorporation.

The Series B Preferred Stockholders will receive, in exchange for each share of Series B Preferred Stock, either: (a) $28.42 in principal amount of the Senior Notes in the Note Offer, or (b) 2.842 shares of Series D Preferred Stock and .6506 shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the Series D conversion.

Series C Preferred Stock

As a result of the Series D conversion, Dynex Capital’s Series C Preferred Stock will be retired and Dynex Capital’s authorization to issue Series C Preferred Stock will be eliminated from Dynex Capital’s articles of incorporation.

The Series C Preferred Stockholders will receive, in exchange for each share of Series C Preferred Stock, either: (a) $34.80 in principal amount of the Senior Notes in the Note Offer, or (b) 3.48 shares of Series D Preferred Stock and .7967 shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the Series D conversion.

Series D Preferred Stock

If a minimum of 17.5% of the Series A Preferred Stock, 17.5% of the Series B Preferred Stock and 17.5% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, and following the closing of the Note Offer, 100% of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remaining after the Note Offer are converted into a combination of Series D Preferred Stock and Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, Dynex Capital will issue approximately 4.7 million shares of Series D Preferred Stock.

If a maximum of 70% of the Series A Preferred Stock, 70% of the Series B Preferred Stock and 70% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, and following the closing of the Note Offer, 100% of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remaining after the Note Offer are converted into a combination of Series D Preferred Stock and Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, Dynex Capital will issue approximately 1.7 million shares of Series D Preferred Stock.

If no Preferred Stock is exchanged for Senior Notes pursuant to the Note Offer, and all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock are converted into a combination of Series D Preferred Stock and Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, Dynex Capital will issue approximately 5.7 million shares of Series D Preferred Stock.

The Series D Preferred Stock is not currently listed, and Dynex Capital has not yet applied to list the Series D Preferred Stock on a national securities exchange, automated quotation system or other established trading market. Dynex Capital intends to seek to list the Series D Preferred Stock on the Nasdaq National Market, the trading market on which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is currently listed, or the New York Stock Exchange, the trading market on which the Common Stock is currently listed. However, there can be no assurance that the Series D Preferred Stock will meet the listing requirements of either exchange, or that Dynex Capital’s efforts to list the Series D Preferred Stock on the Nasdaq National Market or the New York Stock Exchange, or any other trading market, will be successful. We cannot assure you that an active trading market for the Series D Preferred Stock will develop.

Dividends on Series D Preferred Stock will begin accruing on April 7, 2004. However, dividends for the partial distribution period immediately following the Series D conversion will not be paid until the distribution payment date for the Series D Preferred Stock’s first full distribution period following completion of the Series D conversion, which is scheduled to occur on July 31, 2004.

Exemption from Registration Requirements

The shares of Preferred Stock and Common Stock to be issued in the Series D conversion will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”) under Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides for an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Accordingly, if holders of shares of Preferred Stock that are “restricted securities” within the meaning of Rule 144 under the Securities Act because of their status as an affiliate of Dynex Capital receive shares of Series D Preferred Stock and Common Stock in the Series D conversion, the shares of Series D Preferred Stock and Common Stock those holders will receive in the Series D conversion will not be freely tradable and any resale would have to comply with applicable exemptions under the securities laws, including without limitation, Rule 144(k) under the Securities Act. If the shares of Preferred Stock converted in the Series D conversion are not so “restricted,” the shares of Series D Preferred Stock and Common Stock that those stockholders receive will be freely tradable.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2003 and pro forma information to reflect the effect of the recapitalization, assuming (1) that the minimum 17.5% shares of each series are tendered and accepted in the Note Offer at the prices offered herein, with the balance of the Preferred Stock converted to Series D Preferred Stock, (2) alternatively, that the maximum 70% shares of each series are tendered and accepted in the Note Offer at the prices offered herein, and (3) as if no shares are tendered and accepted in the Note Offer, with the balance of the Preferred Stock converted to Series D Preferred Stock, in each case as if the recapitalization had occurred on December 31, 2003.

(amounts in thousands except share data)

	December 31, 2003
	Actual	As Adjusted
		17.5% (Min.)	70% (Max.)	0% (None)
Total Debt:
Non-recourse securitization financing	$1,679,830	$1,679,830	$1,679,830	$1,679,830
Repurchase agreements	23,884	23,884	23,884	23,884
Senior notes	10,049	10,000	40,000	—
Accrued expenses and other liabilities	1,626	1,626	1,626	1,626

Total debt	1,715,389	1,715,340	1,745,340	1,705,340

Shareholders’ Equity:
Series A Preferred Stock	11,274	—	—	—
Series B Preferred Stock	16,109	—	—	—
Series C Preferred Stock	19,631	—	—	—
Series D Preferred Stock	—	46,731	16,731	56,731
Common stock	109	120	113	122
Additional paid-in capital	360,684	358,434	358,440	358,431
Accumulated other comprehensive loss	(3,882)	(3,882)	(3,882)	(3,882)
Accumulated deficit	(254,079)	(261,958)	(261,958)	(261,958)

Total shareholders’ equity	149,846	139,444	109,444	149,444

Total capitalization	$1,865,235	$1,854,784	$1,854,784	$1,854,784

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock who exchange their shares for Series D Preferred Stock and our Common Stock in the Series D conversion transactions (collectively, the “Holders”). This summary also addresses certain material United States federal income tax consequences of the Series D conversion, such as the ownership and disposition of the Series D Preferred Stock, and the ownership and disposition of our Common Stock received in the transaction. The following summary does not purport to be a complete analysis of all the potential tax considerations relating to the aforementioned transactions. Unless otherwise stated, this summary deals only with stock held as a capital asset by United States Holders (as defined below). The tax treatment of a United States Holder may vary depending on its particular situation. This summary does not deal with special classes of United States Holders, such as dealers in securities or currencies, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, tax exempt organizations, and persons holding our stock as part of a straddle or as part of a hedging or conversion transaction or other integrated investment. Further, it does not include any description of alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to our stock. The following summary does not constitute tax advice.

Prospective investors should consult their own tax advisors with regard to the application of any foreign, state, local or other tax laws. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder and administrative and judicial interpretation thereof, all as of the date hereof, and all of which are subject to change (possibly on a retroactive basis). The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment may differ from the treatment described below. We have not sought nor are we seeking any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. In addition, the IRS is not precluded from asserting a contrary position.

As used herein, the term “United States Holder” means a beneficial owner of stock that is for United States federal income tax purposes: (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or a political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

Holders considering the Series D conversion should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Exchange for Series D Preferred Stock and Common Stock

The exchange of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for shares for Series D Preferred Stock and our Common Stock should generally qualify as a tax-free recapitalization. However, Holders whose shares are converted into shares of new Series D Preferred Stock and Common Stock will be deemed to have received a distribution with respect to such shares. With respect to each Holder, the amount of the deemed distribution will be equal to the lesser of (i) the excess of the fair market value or liquidation preference (whichever is greater) of the shares of Series D Preferred Stock and Common Stock received or deemed to be received (in the case of fractional shares) in the transaction over the issue price of the shares of stock surrendered in the transaction, or (ii) the amount of the dividends in arrears. Generally, the issue price of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock should be equal to the original issue prices of the stock. The original issue price of such stock was $24.00 for each share of Series A Preferred Stock, $24.50 for each share of Series B Preferred Stock, and $30.00 for each share of Series C Preferred Stock.

Given the conversion ratios of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and the likely trading price of our Common Stock, we believe that each Holder will have a deemed distribution with respect to the Series D conversion, as computed above. See “Summary Term Sheet—What Will I Receive if the Series D Conversion is Approved?”

Notwithstanding the existence of a deemed distribution as a result of the Series D conversion, Dynex Capital believes that such distribution will not be taxable as a dividend because we do not anticipate having current or accumulated earnings and profits through the end of 2004. Under applicable tax rules, if a stockholder receives or is deemed to receive a distribution with respect to shares of stock, such distribution will be taxable as a dividend to the stockholder only to the extent the issuing corporation has current or accumulated earnings and profits. Distributions in excess of earnings and profits are then treated as a tax-free recovery of capital to the extent of the stockholder’s basis in his or her shares. A distribution in excess of the stockholder’s basis is taxable as gain from the sale or exchange of the shares.

Accordingly, we believe the distribution (as calculated above) will be taxable to Holders only to the extent that such distribution exceeds the Holder’s tax basis in the shares surrendered in the Series D conversion. That excess should qualify as capital gain, and may qualify for taxation at preferential long-term capital gains rates.

Basis in Series D Preferred Stock and Common Stock

A Holder’s aggregate tax basis in the Series D Preferred Stock and Common Stock received (after accounting for fractional shares) upon the Series D conversion will be the same as the Holder’s basis in the shares surrendered in the transaction, but (a) reduced by (i) the amount of the deemed distribution treated as a recovery of basis (as discussed above), and (ii) any basis allocable to a fractional share, and (b) increased by (i) any allocable amount of capital gain recognized in accordance with the foregoing and (ii) the amount of the distribution. There is little guidance on how to apply these basis adjustments to the shares of the Series D Preferred Stock and Common Stock received in the transaction. Holders should consult with their tax advisors to determine whether such adjustments should be applied to each share received in proportion to the value of such shares, or some other approach in which some adjustments are applied to some shares and other adjustments are applied to other shares.

The Holder’s holding period for the Series D Preferred Stock and the Common Stock received will include the Holder’s holding period for the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock surrendered in the transaction, except that the portion of the Series D Preferred Stock and Common Stock which is treated as a distribution will have a holding period that commences with the Series D conversion. As with the computation of basis, there is little guidance on how to apply different holding periods. Holders should consult with their tax advisors to determine whether each share should have split holding periods, or if different shares should have different holding periods.

Fractional Shares

The receipt of cash in lieu of fractional shares of Series D Preferred Stock and our Common Stock should be treated as if the Holder first converted its shares into Series D Preferred Stock and our Common Stock, and then any fractional shares of such stock were redeemed for cash. Accordingly, the Holder will recognize capital gain or loss on such deemed exchange equal to the difference between (i) the amount of cash received for the fractional share and (ii) the Holder’s tax basis in such fractional share. The determination of the basis and holding periods of such fractional shares will be important in computing the amount and character of such gain or loss, and therefore the Holders should discuss with their tax advisors the consequences of the basis and holding period approaches discussed above.

Distributions on Series D Preferred Stock and Common Stock

If we make distributions on the Series D Preferred Stock or our Common Stock, those distributions will generally be treated as dividends, to the extent of our current or accumulated earnings and profits as of the year of distribution, and then as a tax-free return of capital to the extent of the Holder’s tax basis in such stock, and thereafter as gain from the sale or exchange of that stock.

Under current law, distributions that are taxed as dividends may qualify for taxation at preferential capital gains tax rates.

Sale, Exchange or Redemption of the Series D Preferred Stock and Common Stock

Upon the sale or exchange of the Series D Preferred Stock or our Common Stock, a Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the Holder’s tax basis in the stock. That capital gain or loss will be long-term if the United States Holder’s holding period is more than one year and will be short-term if the holding period is equal to or less than one year.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Series D Preferred Stock and our Common Stock and the proceeds from a sale or other disposition of such stock. Additionally, a Holder may be subject to “backup withholding” under certain circumstances. Backup withholding applies if the Holder, among other things, (i) fails to furnish its social security number or other taxpayer identification number (“TIN”) to the payor responsible for backup withholding (for example, the Holder’s securities broker), (ii) furnishes such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Backup withholding applies to “reportable payments,” which generally will include dividends. Currently, the backup withholding tax rate is 28%.

DESCRIPTION OF CAPITAL STOCK OF DYNEX CAPITAL

The following is a description of the material terms of the capital stock of Dynex Capital. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, please refer to the Virginia Stock Corporation Act, Dynex Capital’s articles of incorporation and bylaws and the amendment of Dynex Capital’s articles of incorporation described under “Proposal: Amendment of Dynex Capital’s Articles of Incorporation to Accomplish Series D Conversion.”

General

Dynex Capital’s articles of incorporation currently authorize a total of 150,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share and 50,000,000 shares of Preferred Stock, $0.01 par value per share. As of December 31, 2003, Dynex Capital had issued and outstanding 10,873,903 shares of Common Stock, 493,595 shares of Series A Preferred Stock, 688,189 shares of Series B Preferred Stock and 684,893 shares of Series C Preferred Stock. Under Virginia law, stockholders generally are not liable for the corporation’s debts or obligations.

If the amendment of Dynex Capital’s articles of incorporation is approved and becomes effective, Dynex Capital will then be authorized to issue a total of 150,000,000 shares of capital stock, including 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, of which 5,713,430 shares will be designated as Series D Preferred Stock, and the Series A, B and C Preferred Stock will be eliminated.

Common Stock

All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. The rights of the holders of Common Stock are subject to the preferential rights of any other class or classes of stock of Dynex Capital and to the provisions of Dynex Capital’s articles of incorporation regarding the restrictions on transfer of Dynex Capital’s stock.

Ranking

The Common Stock ranks, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding up:

•	senior to all of Dynex Capital’s stock that our board of directors may authorize in the future with terms that specifically provide that such stock ranks junior to the Common Stock,

•	on a parity with all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks on a parity with the Common Stock, and

•	junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, if and when authorized and issued, and to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks senior to the Common Stock.

Distributions

The holders of common stock are entitled to receive distributions if, as and when authorized and declared by Dynex Capital’s board of directors out of assets legally available for the payment of distributions. Shares of Common Stock have equal distribution rights. To the extent that any distributions (whether payable in cash or stock) on Common Stock are treated as nonpreferential dividends for federal income tax purposes, they may be used to satisfy Dynex Capital’s 90% REIT distribution requirement.

Unless full dividends on the issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and, if approved and issued, the Series D Preferred Stock have been paid for all past dividend periods, no dividends may generally be paid on the Common Stock.

Dynex Capital will not make any payments for (a) repurchases, tender offers, and other retirements of Common Stock of Dynex Capital or (b) dividends on Common Stock in excess of the amount of payment required to maintain the status of Dynex Capital as a real estate investment trust unless, after taking into account such payment, consolidated shareholders equity of Dynex Capital, as determined in accordance with generally accepted accounting principles, exceeds 300% of the aggregate issue price of the then outstanding Series D Preferred Stock, if approved and issued, unless approved by the holders of at least 75% of the Series D Preferred Stock.

To qualify as a REIT, Dynex Capital must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less then 100% of its REIT taxable income. Dynex Capital is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the recapitalization transaction. As a result of Dynex Capital’s dividend obligations to the holders of Preferred Stock, assuming a minimum of 17.5% of the Series A Preferred Stock, 17.5% of the Series B Preferred Stock and 17.5% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Offer, and that 100% of the remaining Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is converted into a combination of Series D Preferred Stock and shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, the holders of Common Stock will receive distributions only if Dynex Capital is able to distribute more than $4.5 million, which is the aggregate amount of annual distributions that would be initially payable on the Series D Preferred Stock. As a result of Dynex Capital’s dividend obligations to the holders of Preferred Stock, assuming a maximum of 70% of the Series A Preferred Stock, 70% of the Series B Preferred Stock and 70% of the Series C Preferred Stock is exchanged for Senior Notes pursuant to the Offer, and that 100% of the remaining Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is converted into a combination of Series D Preferred Stock and shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, the holders of Common Stock will receive distributions only if Dynex Capital is able to distribute more than $1.6 million, which is the aggregate amount of annual distributions that would be initially payable on the Series D Preferred Stock. As a result of Dynex Capital’s dividend obligations to the holders of Preferred Stock, assuming none of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is exchanged for Senior Notes pursuant to the Offer, and that 100% of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is converted into a combination of Series D Preferred Stock and shares of Common Stock, plus cash in lieu of fractional shares of Series D Preferred Stock or Common Stock that would result from the conversion, the holders of Common Stock will receive distributions only if Dynex Capital is able to distribute more than $5.4 million, which is the aggregate amount of annual distributions that would be initially payable on the Series D Preferred Stock.

Liquidation

In the event of the liquidation, dissolution or winding-up of Dynex Capital, after payment of or adequate provision for all of Dynex Capital’s known debts and liabilities and after all Preferred Stock liquidation preferences and dividends (whether or not earned or declared) accumulated, accrued and unpaid have been satisfied, the holders of Common Stock are entitled to share ratably in Dynex Capital’s assets legally available for distribution to its stockholders. Shares of Common Stock have equal liquidation rights.

Conversion

The holders of Common Stock have no conversion rights.

Restrictions on Transfer

Holders of Common Stock are prohibited from transferring shares of Common Stock where such transfer could or would result in the disqualification of Dynex Capital as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of capital stock of Dynex Capital.

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters generally submitted to a vote of stockholders, including the election of the Common Stock directors, subject, however, to any special voting rights now or hereafter afforded to any class or series of stock.

Under Dynex Capital’s current articles of incorporation, if (i) six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock, Series B Preferred Stock of Series C Preferred Stock have not been paid in full or (ii) the consolidated shareholders’ equity of Dynex Capital at the end of any calendar quarter is less than $80,000,000, the number of directors then constituting the board of directors will be increased by two and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote as a single class, but separately from the holders of the Common Stock, to elect the two directors. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test. If the Series D conversion is approved and consummated, the holders of Series D Preferred Stock will have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding; and will have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding. The directors in office at the time of the recapitalization will remain in office following the Series D conversion until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Special Voting Provisions

Under the Virginia Stock Corporation Act, a Virginia corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of more than two-thirds of all votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes cast) is specified in the charter. Dynex Capital’s articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or the Dynex Capital articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of the corporation’s assets or the dissolution of the corporation, or (ii) the provisions addressing the ownership of excess shares in the articles of incorporation. Dynex Capital’s articles of incorporation provide that, so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of each class of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, is required to approve an amendment to the articles of incorporation where such amendment materially adversely affects the rights of the holders of that class of Preferred Stock or authorizes any shares of any class of security ranking prior or senior to each class of Preferred Stock.

Preemptive Rights

Under Dynex Capital’s articles of incorporation, the holders of Common Stock have preemptive rights to acquire shares of Common Stock as provided for by the Virginia Stock Corporation Act.

Series A Preferred Stock

Ranking

The Series A Preferred Stock ranks, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding up:

•	senior to the Common Stock and to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks junior to the Series A Preferred Stock,

•	on a parity with the Series B Preferred Stock and the Series C Preferred Stock, and all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks on a parity with the Series A Preferred Stock, and

•	junior to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks senior to the Series A Preferred Stock.

Distributions

Each share of Series A Preferred Stock accrues dividends cumulatively payable at a 9.75% annual rate. The holders of Series A Preferred Stock are entitled to receive, when and as declared by Dynex Capital’s board of directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the per quarter base rate of $0.585 or (ii) the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, payable quarterly in arrears on the 15th day, or next succeeding business day, of January, April, July and October of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Dynex Capital’s 90% REIT distribution requirement.

Liquidation

In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex Capital is made to or set apart for the holders of stock ranking junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock are entitled to receive $24.00 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to the holders; but the holders are not entitled to any further payment. Until the holders of the Series A Preferred Stock are paid the liquidation preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of stock ranking junior to the Series A Preferred Stock upon the liquidation, dissolution or winding up of the corporation.

If the assets, or proceeds thereof, distributable among the holders of Series A Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any holders of parity stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any of the parity stock if all amounts payable thereon were paid in full. After payment is made in full to the holders of Series A Preferred Stock and any parity stock, any other series or class of stock ranking junior to the Series A Preferred Stock may be entitled to receive any and all assets remaining to be paid or distributed.

Conversion

A holder of shares of Series A Preferred Stock has the right, at such holder’s option, at any time to convert such shares, in whole or in part, into shares of Common Stock. The number of shares of Common Stock for which each share of Series A Preferred Stock may be converted is calculated by dividing the amount of the liquidation preference (excluding any accumulated, accrued and unpaid dividends) of $24.00 by the amount of the conversion price then in effect, currently $48.00.

Redemption

Dynex Capital may redeem at its option and in whole or in part the shares of Series A Preferred Stock by either (i) issuing and delivering to each holder for each share of Series A Preferred Stock to be redeemed the number of shares of Common Stock that equals the liquidation preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) of $24.00 per share of Series A Preferred Stock divided by the conversion price of $48.00; provided, however, that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of the period, the current market price of the Common Stock on each of the 20 trading days equals or exceeds the conversion price in effect on such trading day or (ii) paying out of funds legally available therefore a redemption price payable in cash equal to $24.00 per share of Series A Preferred Stock (plus all accumulated, accrued and unpaid dividends) for each share of Series A Preferred Stock.

Restrictions on Transfer

Holders of Series A Preferred Stock are prohibited from transferring shares of Series A Preferred Stock where the transfer could or would result in the disqualification of Dynex Capital as a real estate investment trust under the Code, or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of capital stock of Dynex Capital.

Voting Rights

Under Dynex Capital’s current articles of incorporation, if (i) six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of parity stock has not been paid in full or (ii) the consolidated shareholders’ equity of Dynex Capital at the end of any calendar quarter is less than $80,000,000, then the number of directors then constituting the board of directors will be increased by two and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote as a single class, but separately from the holders of the Common Stock, to elect the two directors. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test. If the Series D conversion is approved and consummated, the holders of Series D Preferred Stock will have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding and will have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding. The directors in office at the time of the recapitalization will remain in office following the Series D conversion until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Dynex Capital’s articles of incorporation provide that, if any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the articles of incorporation, as amended, the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of the Series A Preferred Stock is required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series A Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Dynex Capital or in the payment of dividends.

Preemptive Rights

The holders of Series A Preferred Stock have no preemptive rights.

Series B Preferred Stock

Ranking

The Series B Preferred Stock ranks, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding-up:

•	senior to the Common Stock and to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks junior to the Series B Preferred Stock,

•	on a parity with the Series A Preferred Stock and the Series C Preferred Stock, and all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks on a parity with the Series B Preferred Stock, and

•	junior to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks senior to the Series B Preferred Stock.

Distributions

Each share of Series B Preferred Stock accrues dividends cumulatively payable at a 9.55% annual rate. The holders of Series B Preferred Stock are entitled to receive, when and as declared by Dynex Capital’s board of directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the per quarter base rate of $0.585 or (ii) the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, payable quarterly in arrears on the last day, or next succeeding business day, of January, April, July and October of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Dynex Capital’s 90% REIT distribution requirement.

Liquidation

In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex Capital is made to or set apart for the holders of stock ranking junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to receive $24.50 per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to the holders; but the holders are not entitled to any further payment. Until the holders of the Series B Preferred Stock are paid the liquidation preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of stock ranking junior to the Series B Preferred Stock upon the liquidation, dissolution or winding up of the corporation.

If the assets, or proceeds thereof, distributable among the holders of Series B Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series B Preferred Stock and any holders of parity stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any of the parity stock if all amounts payable thereon were paid in full. After payment is made in full to the holders of Series B Preferred Stock and any parity stock, any other series or class of stock ranking junior to the Series B Preferred Stock may be entitled to receive any and all assets remaining to be paid or distributed.

Conversion

A holder of shares of Series B Preferred Stock has the right, at such holder’s option, at any time to convert such shares, in whole or in part, into shares of Common Stock. The number of shares of Common Stock for which each share of Series B Preferred Stock may be converted is calculated by dividing the amount of the liquidation preference (excluding any accumulated, accrued and unpaid dividends) of $24.50 by the amount of the conversion price then in effect, currently $49.00.

Redemption

Dynex Capital may redeem at its option and in whole or in part the shares of Series B Preferred Stock by either (i) issuing and delivering to each holder for each share of Series B Preferred Stock to be redeemed the number of shares of Common Stock that equals the liquidation preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) of $24.50 per share of Series B Preferred Stock divided by the conversion price of $49.00; provided, however, that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of the period, the current market price of the Common Stock on each of the 20 trading days equals or exceeds the conversion price in effect on such trading day or (ii) paying out of funds legally available therefore a redemption price payable in cash equal to $24.50 per share of Series B Preferred Stock (plus all accumulated, accrued and unpaid dividends) for each share of Series B Preferred Stock.

Restrictions on Transfer

Holders of Series B Preferred Stock are prohibited from transferring shares of Series B Preferred Stock where the transfer could or would result in the disqualification of Dynex Capital as a real estate investment trust under the Code, or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of capital stock of Dynex Capital.

Voting Rights

Under Dynex Capital’s current articles of incorporation, if (i) six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of parity stock shall be in arrears or (ii) the consolidated shareholders’ equity of Dynex Capital at the end of any calendar quarter is less than 150% of the aggregate liquidation preference, excluding any accumulated, accrued and unpaid dividends, then the number of directors then constituting the board of directors will be increased by two and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote as a single class, but separately from the holders of the Common Stock, to elect the two directors. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test. If the Series D conversion is approved and consummated, the holders of Series D Preferred Stock will have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding and will have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding. The directors in office at the time of the recapitalization will remain in office following the Series D conversion until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Dynex Capital’s articles of incorporation provide that, if any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the articles of incorporation, as amended, the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of the Series B Preferred Stock is required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series B Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Dynex Capital or in the payment of dividends.

Preemptive Rights

The holders of Series B Preferred Stock have no preemptive rights.

Series C Preferred Stock

Ranking

The Series C Preferred Stock ranks, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding-up:

•	senior to the Common Stock and to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks junior to the Series C Preferred Stock,

•	on a parity with the Series A Preferred Stock and the Series B Preferred Stock, and all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks on a parity with the Series C Preferred Stock, and

•	junior to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock ranks senior to the Series C Preferred Stock.

Distributions

Each share of Series C Preferred Stock accrues dividends cumulatively payable at a 9.73% annual rate. The holders of Series C Preferred Stock are entitled to receive, when and as declared by Dynex Capital’s board of directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the per quarter base rate of $0.73 or (ii) the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible, payable quarterly in arrears on the last day, or next succeeding business day, of January, April, July and October of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Dynex Capital’s 90% REIT distribution requirement.

Liquidation

In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex Capital is made to or set apart for the holders of stock ranking junior to the Series C Preferred Stock, the holders of shares of Series C Preferred Stock are entitled to receive $30.00 per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to the holders; but the holders are not entitled to any further payment. Until the holders of the Series C Preferred Stock are paid the liquidation preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of stock ranking junior to the Series C Preferred Stock upon the liquidation, dissolution or winding up of the corporation.

If the assets, or proceeds thereof, distributable among the holders of Series C Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments on any other shares of any class or series of parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series C Preferred Stock and any holders of parity stock ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any of the parity stock if all amounts payable thereon were paid in full. After payment is made in full to the holders of Series C Preferred Stock and any parity stock, any other series or class of stock ranking junior to the Series C Preferred Stock may be entitled to receive any and all assets remaining to be paid or distributed.

Conversion

A holder of shares of Series C Preferred Stock has the right, at such holder’s option, at any time to convert such shares, in whole or in part, into shares of Common Stock. The number of shares of

Common Stock for which each share of Series C Preferred Stock may be converted is calculated by dividing the amount of the liquidation preference (excluding any accumulated, accrued and unpaid dividends) of $30.00 by the amount of the conversion price then in effect, currently $60.00.

Redemption

Dynex Capital may redeem at its option and in whole or in part the shares of Series C Preferred Stock by either (i) issuing and delivering to each holder for each share of Series C Preferred Stock to be redeemed the number of shares of Common Stock that equals the liquidation preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) of $30.00 per share of Series C Preferred Stock divided by the conversion price of $60.00; provided, however, that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of the period, the current market price of the Common Stock on each of the 20 trading days equals or exceeds the conversion price in effect on such trading day or (ii) paying out of funds legally available therefore a redemption price payable in cash equal to $30.00 per share of Series C Preferred Stock (plus all accumulated, accrued and unpaid dividends) for each share of Series C Preferred Stock.

Restrictions on Transfer

Holders of Series C Preferred Stock are prohibited from transferring shares of Series C Preferred Stock where the transfer could or would result in the disqualification of Dynex Capital as a real estate investment trust under the Code, or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of capital stock of Dynex Capital.

Voting Rights

Under Dynex Capital’s current articles of incorporation, if (i) six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any series or class of parity stock shall be in arrears or (ii) the consolidated shareholders’ equity of Dynex Capital at the end of any calendar quarter is less than 150% of the aggregate liquidation preference, excluding any accumulated, accrued and unpaid dividends, then the number of directors then constituting the board of directors will be increased by two and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote as a single class, but separately from the holders of the Common Stock, to elect the two directors. The right to elect these directors terminates whenever dividend arrearages are brought current and/or Dynex Capital satisfies the shareholders’ equity test. If the Series D conversion is approved and consummated, the holders of Series D Preferred Stock will have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding and will have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding. The directors in office at the time of the recapitalization will remain in office following the Series D conversion until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Dynex Capital’s articles of incorporation provide that, if any shares of Series C Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the articles of incorporation, as amended, the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of the Series C Preferred Stock is required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series C Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Dynex Capital or in the payment of dividends.

Preemptive Rights

The holders of Series C Preferred Stock have no preemptive rights.

Series D Preferred Stock

If the Series D conversion is approved at the meeting and the amendment to the articles of incorporation becomes effective, Dynex Capital will create the Series D Preferred Stock with the following material terms.

Ranking

The Series D Preferred Stock will rank, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding-up:

•	senior to the common stock and to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock rank junior to the Series D Preferred Stock,

•	on a parity with all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock rank on a parity with the Series D Preferred Stock, and

•	junior to all of Dynex Capital’s stock that Dynex Capital’s board of directors may authorize in the future with terms that specifically provide that such stock rank senior to the Series D Preferred Stock.

Distributions

Each share of Series D Preferred Stock will accrue dividends cumulatively payable at a 9.50% annual rate. The holders of Series D Preferred Stock will be entitled to receive, when and as declared by Dynex Capital’s board of directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the per quarter base rate of $0.2375 or (ii) the per share quarterly dividend declared on the number of shares of Common Stock, or portion thereof, into which a share of Series D Preferred Stock will be convertible, payable quarterly in arrears on the last day, or next succeeding business day, of January, April, July and October of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Dynex Capital’s 90% REIT distribution requirement.

Liquidation

In the event of any liquidation, dissolution or winding up of Dynex Capital, before any payment or distribution of the assets of Dynex Capital is made to or set apart for the holders of stock ranking junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock will be entitled to receive $10.00 per share of Series D Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to the holders; but the holders are not entitled to any further payment. Until the holders of the Series D Preferred Stock are paid the liquidation preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of stock ranking junior to the Series D Preferred Stock upon the liquidation, dissolution or winding up of the corporation.

If the assets, or proceeds thereof, distributable among the holders of Series D Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock if all amounts payable thereon were paid in full. After payment has been made in full to the holders of Series D Preferred Stock, any other series or class of stock ranking junior to the Series D Preferred Stock will be entitled to receive any and all assets remaining to be paid or distributed.

Conversion

The Series D Preferred Stock will be convertible by its holder, at such holder’s option, at any time into one share of Common Stock for each share of Series D Preferred Stock. The Series D Preferred Stock will convert automatically into a new series of senior notes (subordinate to the Senior Notes) bearing an annual interest rate of 9.50% whenever Dynex Capital falls into arrears in the payment of dividends for two quarterly dividend periods or fails to maintain consolidated shareholders’ equity equal to at least 200% of the aggregate issue price of the then outstanding Series D Preferred Stock. The articles of amendment that provide for the Series D Preferred Stock also provide that this new series of Senior Notes will be governed by an indenture that will be in a form and substance substantially similar to the indenture that will govern the Senior Notes being issued in the Note Offer, and that satisfies the requirements of the Trust Indenture Act.

Redemption

Dynex Capital will be able to redeem, at its option and in whole or in part, the shares of Series D Preferred Stock by either (i) issuing and delivering to each holder for each share of Series D Preferred Stock to be redeemed the number of shares of Common Stock calculated in accordance with a conversation ratio that will be initially set at one share of Common Stock for each share of Series D Preferred Stock; provided, however, that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of the period, the current market price of the Common Stock on each of the 20 trading days equals or exceeds $10.00, or (ii) paying out of funds legally available therefore a redemption price payable in cash equal to $10.00 per share of Series D Preferred Stock (plus all accumulated, accrued and unpaid dividends) for each share of Series D Preferred Stock.

Restrictions on Transfer

Holders of Series D Preferred Stock will be prohibited from transferring shares of Series D Preferred Stock where the transfer could or would result in the disqualification of Dynex Capital as a real estate investment trust under the Code, or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of capital stock of Dynex Capital.

Voting Rights

The holders of Series D Preferred Stock will have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding and will have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding. The directors in office at the time of the recapitalization will remain in office following the

Series D conversion until the next annual meeting of stockholders and until their successors are duly elected and qualify.

If any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the articles of incorporation, as amended, the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of the Series D Preferred Stock will be required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series D Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of Dynex Capital or in the payment of dividends.

Preemptive Rights

The holders of Series D Preferred Stock will have no preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock is, and for the Series D Preferred Stock will be, Wachovia Bank.

MANAGEMENT

The Board of Directors

Our board of directors currently consists of seven members. The board of directors is divided into Common Stock directors and Preferred Stock directors. There are five directors that are elected by the holders of our Common Stock and two directors that are elected by the holders of our Preferred Stock. The Common Stock directors serve until their term expires at the next annual meeting of stockholders in 2004 and the Preferred Stock directors serve until the earlier of: (a) the date upon which (i) the consolidated shareholders’ equity of Dynex Capital at the end of any subsequent calendar quarter equals or exceeds $80 million and 150% of the aggregate liquidation preference of the then outstanding preferred stock and (ii) quarterly dividends on the Series A, Series B and Series C Preferred Stock are current, or (b) the next annual meeting of the stockholders. The following table sets forth the composition of the board of directors:

Common Stock Directors (Term Expiring in 2004)	Preferred Stock Directors (Term Expiring No Later Than 2004)
Thomas B. Akin	Leon A. Felman
J. Sidney Davenport	Barry Igdaloff
Thomas H. Potts
Donald B. Vaden
Eric P. Von der Porten

The following information sets forth as of December 31, 2003, the names, ages, principal occupations and business experience for our directors. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (51), has been a director of Dynex Capital since May 2003, and Chairman since May 30, 2003. He also has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995. Talkot Capital is the general partner for various limited partnerships investing in both private and public companies. From 1991 to 1994, Mr. Akin was the managing director of the Western United States for Merrill Lynch Institutional Services. Mr. Akin had been the regional director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981. Mr. Akin is currently on the board of directors of Acacia Research Inc.(1)

J. Sidney Davenport (62), has been a director of Dynex Capital since its organization in December 1987. Mr. Davenport retired from The Ryland Group, Inc., a publicly-owned corporation engaged in residential housing construction and mortgage-related financial services, where he was a Vice President from March 1981 to January 1998. Mr. Davenport was Executive Vice President of Ryland Mortgage Company from April 1992 to January 1998. Mr. Davenport served as a director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

Thomas H. Potts (54), has been a director of Dynex Capital since its organization in December 1987. From 1987 to June 2002, Mr. Potts served as President of Dynex Capital. Prior to that, Mr. Potts served in various positions on behalf of The Ryland Group, Inc. and its affiliates. Mr. Potts also served as President and director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992. Mr. Potts is currently the Executive Vice President, People, Process and Strategy for IndyMac Bancorp, Inc. located in Pasadena, California.

Donald B. Vaden (68), has been a director of Dynex Capital since January 1988. He is the retired past Chairman of Residential Home Funding Corporation where he served from December 1992 until February 1995. In March 1995, Mr. Vaden resumed practicing law specializing in mediation and arbitration, and is certified for general and family mediation by the Supreme Court of Virginia.

Eric P. Von der Porten (46), has been a director of Dynex Capital since May 2002. Since 1997, Mr. Von der Porten has served as the managing member of Leeward Investments, LLC, the general partner of Leeward Capital, L.P. Mr. Von der Porten earned an A.B. from the University of Chicago and an M.B.A. from the Stanford Graduate School of Business.

Leon A. Felman (68), has been a director of Dynex Capital since November 2000. Mr. Felman has been a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, since 1992 and a director of Allegiant Bank & Trust Company, Inc. since 2001. Mr. Felman also serves on the audit committee, the real estate committee and chairs both the nominating and corporate governance committee and the ethics committee of Allegiant Bancorp. From 1968 to 1999, Mr. Felman was the president and chief executive officer of Sage Systems, Inc., which operated twenty-eight Arby’s restaurants in the St. Louis, Missouri metropolitan area. He also currently serves as the managing operating partner of Sage Systems Liquidating Trust, LLC and is the managing partner of Felman Family Partnership, LP. Mr. Felman has been a private investor in financial institutions since 1999. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

(1)	Mr. Akin is the managing general partner of Talkot Capital, LLC. During 1999, Talkot Capital and several other investors invested in Infotec Commercial Systems, Inc. (“Infotec”), a privately held company that provided training in computer technology to businesses throughout the United States. In 2001, Mr. Akin served as Chairman of the Board of Directors of Infotec, which filed for relief under Chapter VII of the United States Bankruptcy Code resulting in the liquidation of the company’s assets. The investors of Infotec, including Talkot Capital, did not receive any return on capital.

Barry Igdaloff (49), has been a director of Dynex Capital since November 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in Accounting and in 1978 graduated from Ohio State University with a J.D. in law. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

Executive Officer Who Is Not A Director

Stephen J. Benedetti (41), Executive Vice President, Chief Financial Officer and Secretary. Mr. Benedetti serves at the discretion of Dynex Capital’s board of directors. Mr. Benedetti has served as Executive Vice President, Chief Financial Officer and Secretary since September 2001. From May 2000 to September 2001, Mr. Benedetti was the Acting Chief Financial Officer and Acting Secretary. From October 1997 until August 2001, Mr. Benedetti served as Vice President and Treasurer of Dynex Capital; and from September 1994 until December 1998, he served as Vice President and Controller. From March 1992 until September 1994, he served as Director of Accounting and Financial Reporting for National Housing Partnerships, a national multifamily housing syndicator and property management concern. Mr. Benedetti also served as audit manager for Deloitte & Touche from 1985 to 1992, where he provided audit and consulting services to various clients primarily in the financial services and real estate development industries. Mr. Benedetti graduated from Virginia Tech in 1985 with a bachelor’s degree in accounting and became a certified public accountant in 1986.

Employment Agreement

Mr. Benedetti is currently employed under an employment agreement with Dynex Capital, effective March 18, 2002. Mr. Benedetti’s prior employment agreement dated September 4, 2001, was made a part of the new agreement. Under the new agreement, which expires June 30, 2004, Mr. Benedetti receives his current base salary of $180,000 per annum, adjusted each January 1st for inflation. Mr. Benedetti received incentive compensation of $120,000 on June 30, 2002 and, thereafter is entitled to receive up to 66.7% of his base salary for the period ending each June 30th as approved by Dynex Capital’s compensation committee. The employment agreement will terminate in the event of Mr. Benedetti’s death or total disability, may be terminated by Dynex Capital with “cause” (as defined in the agreement) or for any reason other than cause, and may be terminated by the resignation of Mr. Benedetti. If the employment agreement is terminated by Dynex Capital for any reason other than cause, total disability or death, then Dynex Capital shall pay to Mr. Benedetti his salary for a period equal to the lesser of one year, or through the expiration date of the employment agreement. Dynex Capital has also agreed to give Mr. Benedetti six months notice if his employment agreement will not be renewed.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as of March 5, 2004, by: (a) each director of Dynex Capital, (b) each of Dynex Capital’s sole executive officer, (c) all directors and the executive officer of Dynex Capital as a group, and (d) all other stockholders known by Dynex Capital to be beneficial owners of more than 5% of the outstanding shares of any series of Dynex Capital stock. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown.

	Number of Shares Beneficially Owned								Percent Beneficially Owned (%) (1)
Name	Common (2)		Series A Preferred		Series B Preferred		Series C Preferred		Common (2)	Series A Preferred	Series B Preferred	Series C Preferred
Stephen J. Benedetti	18,114	(3)	—		—		—		*	—	—	—
J. Sidney Davenport	25,356		—		—		—		*	—	—	—
Thomas H. Potts	326,238	(4)	—		—		—		3.0%	—	—	—
Donald B. Vaden	9,483	(5)	—		—		—		*	—	—	—
Eric P. Von der Porten (4)	140,200		—		1,598		3,225		1.29%	—	*	*
Leon A. Felman	12,570	(7)	—		—		20,847	(8)	*	—	—	3.04%
Barry Igdaloff	22,280	(9)	49,546	(10)	52,820	(11)	67,300	(12)	*	10.04%	7.68%	9.83%
Thomas B. Akin	993,950	(13)	78,621	(14)	132,798	(15)	52,608	(16)	9.14%	15.93%	19.30%	7.68%
Rockwood Partners L.P., Rockwood Asset Management, Inc., as a group (17)	788,500		20,740		21,656		9,612		7.25%	4.20%	3.15%	1.40%
All directors and executive officers as a group (8)	1,548,191		128,167		187,216		143,980		14.24%	25.97%	27.20%	21.02%

*	Less than 1% of the outstanding shares.

(1)	Percentages are based on 10,873,903 shares of Common Stock, 493,595 shares of Series A Preferred Stock, 688,189 shares of Series B Preferred Stock, and 684,893 shares of Series C Preferred Stock outstanding as of March 5, 2004, plus, for each person, the shares that would be issued assuming that person exercises all options he holds that are exercisable within 60 days of March 5, 2004.

(2)	Does not reflect additional shares of Common Stock that holders of Preferred Stock are entitled to receive upon conversion of their Preferred Stock. Currently, two shares of Preferred Stock are convertible into one share of Common Stock.

(3)	Does not include 30,000 stock appreciation rights that vested on June 30, 2002.

(4)	Includes 9,077 shares of Common Stock owned of record by such person’s children and spouse.

(5)	Includes 583 shares of Common Stock owned of record by such person’s spouse.

(6)	Includes 140,200 shares of Common Stock, 1,598 shares of Series B Preferred Stock and 3,225 shares of Series C Preferred Stock held by Leeward Capital, L.P. Mr. Von der Porten is the managing member of Leeward Investments, LLC, which is the general partner of Leeward Capital, L.P.

(7)	Includes 87 shares of Common Stock owned of record by such person’s spouse; 3,600 shares of Common Stock owned of record by The Leon A. Felman Keogh Profit Sharing Plan of which Mr. Felman is the Trustee; 3,150 shares of Common Stock owned of record by Homebaker Brand Profit Sharing Plan of which Mr. Felman is the Trustee; and 1,340 shares of Common Stock held of record by HLF Corporation of which Mr. Felman is an officer.

(8)	Includes 11,670 shares of Series C Preferred Stock owned of record by Homebaker Brand Profit Sharing Plan of which Mr. Felman is the Trustee; 3,687 shares of Series C Preferred Stock owned of record by The Leon A. Felman Keogh Profit Sharing Plan of which Mr. Felman is the Trustee; 350 shares of Series C Preferred Stock owned of record by The Felman Family Trust of which Mr. Felman is the Trustee; and 980 shares of Series C Preferred Stock owned of record by HLF Corporation of which Mr. Felman is an officer.

(9)	Includes 22,280 shares of Common Stock owned by clients of Rose Capital of which Mr. Igdaloff is the sole proprietor. Shares are held with shared power to vote and dispose thereof.

(10)	Includes 29,146 shares of Series A Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

(11)	Includes 26,520 shares of Series B Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

(12)	Includes 24,900 shares of Series C Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

(13)	Includes 440,000 shares of Common Stock held by Talkot Crossover Fund, L.P. Mr. Akin is the managing general partner of Talkot Capital which is the general partner of Talkot Crossover Fund, L.P. Shares are held with shared power to vote and dispose thereof.

(14)	Includes 60,550 shares of Series A Preferred Stock held by Talkot Crossover Fund, L.P. Mr. Akin is the managing general partner of Talkot Capital which is the general partner of Talkot Crossover Fund, L.P. Shares are held with shared power to vote and dispose thereof.

(15)	Includes 81,437 shares of Series B Preferred Stock held by Talkot Crossover Fund, L.P. Mr. Akin is the managing general partner of Talkot Capital which is the general partner of Talkot Crossover Fund, L.P. Shares are held with shared power to vote and dispose thereof.

(16)	Includes 17,909 shares of Series C Preferred Stock held by Talkot Crossover Fund, L.P. Mr. Akin is the managing general partner of Talkot Capital which is the general partner of Talkot Crossover Fund, L.P. Shares are held with shared power to vote and dispose thereof.

(17)	Address: 35 Mason Street, Greenwich, CT 06830. Shares are held with shared power to vote and dispose thereof. Shareholdings as of December 30, 2003 based on information provided by Rockwood Partners, L.P. and Rockwood Asset Management, Inc.

TRANSACTIONS AND AGREEMENTS INVOLVING DYNEX CAPITAL’S SECURITIES

Except as otherwise described in this proxy statement, neither Dynex Capital nor, to the best of Dynex Capital’s knowledge, any of its affiliates, directors or executive officers, is currently a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the recapitalization or with respect to any securities of Dynex Capital, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

Except as disclosed in this proxy statement, Dynex Capital currently has no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, including a merger, reorganization or liquidation, involving Dynex Capital or any of its subsidiaries,

•	any purchase, sale or transfer of a material amount of assets of Dynex Capital or any of its subsidiaries, taken as a whole,

•	any material change in the present dividend rate or policy, or indebtedness or capitalization of Dynex Capital,

•	any change in the present board of directors or management of Dynex Capital, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on Dynex Capital’s board of directors or to change any material term of the employment contract of any executive officer,

•	any other material change in Dynex Capital’s corporate structure or business,

•	any series of equity securities of Dynex Capital to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association,

•	any series of equity securities of Dynex Capital becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act,

•	the suspension of Dynex Capital’s obligation to file reports under Section 15(d) of the Exchange Act,

•	the acquisition by any person of additional securities of Dynex Capital, or the disposition of securities of Dynex Capital, or

•	any changes in Dynex Capital’s articles of incorporation, bylaws or other governing instruments or other actions that could impede the acquisition of control of Dynex Capital.

Recent Transactions

Based on Dynex Capital’s records and on information provided to Dynex Capital by its directors, executive officers, affiliates and subsidiaries, neither Dynex Capital nor any of its affiliates or subsidiaries nor, to the best of Dynex Capital’s knowledge, any of the directors or executive officers of Dynex Capital or any of its subsidiaries, nor any associates or subsidiaries of any of the foregoing, has effected any transactions involving the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock during the 60 days prior to the date of this proxy statement, except as described below.

According to a filing with the Securities and Exchange Commission by Thomas Potts, a director and former President of Dynex Capital, Mr. Potts transferred his Dynex Capital 401(k) account to an IRA account administered by a different financial institution. In connection with this transfer, the filing states that Dynex Capital’s 401(k) plan administrator was required to sell the securities held in Mr. Potts’ Dynex Capital 401(k) plan account (which included 19,356 shares of Dynex Capital Common Stock); this sale took place on December 30, 2003 at a price of $6.10 per share. On January 6, 2004, Mr. Potts instructed the administrator of his IRA account to purchase an identical number of shares of Dynex Capital Common Stock in order to effectively reverse the sale transaction. On January 9, 2004, the administrator of Mr. Potts’ IRA account purchased 2,000 shares at a price of $6.18 per share, 2,900 shares at a price of $6.15 per share and 100 shares at a price of $6.14 per share. On January 13, 2004, the administrator of Mr. Potts’ IRA account purchased 1,100 shares at a price of $6.45 per share. On January 15, 2004, the administrator of Mr. Potts’ IRA account purchased 5,000 shares at a price of $6.76 per share. On January 16, 2004, the administrator of Mr. Potts’ IRA account purchased 200 shares at a price of $6.75 per share. On January 23, 2004, the administrator of Mr. Potts’ IRA account purchased 5,000 shares at a price of $7.35 per share. On January 26, 2004, the administrator of Mr. Potts’ IRA account purchased 3,056 shares at a price of $7.40 per share, bringing total purchases to 19,356 shares to offset the sale that took place on December 30, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Dynex Capital and a former affiliate, Dynex Commercial, Inc. (“DCI”), entered into a Litigation Cost Sharing Agreement in 2001, whereby the parties set forth how the costs of defending against certain litigation in which both Dynex Capital and DCI have been named as defendants would be shared. Dynex Capital agreed to fund all costs of such litigation, including DCI’s portion. The costs funded by Dynex Capital are considered loans and bear simple interest at the prime rate of interest plus 8% per annum. Until December 2000, DCI was a subsidiary of Dynex Holding, Inc. (“DHI”), an affiliate of Dynex Capital which was merged into Dynex Capital in December 2000. All litigation against DCI relates to the activities of DCI while it was a subsidiary of DHI. As of December 31, 2003, Dynex Capital had funded $2.5 million in aggregate litigation costs, including settlement amounts. ICD Holding, Inc. is the sole stockholder of DCI. Mr. Potts and Mr. Benedetti are the stockholders of ICD Holding, Inc.

Dynex Capital and Dynex Commercial, Inc. (“DCI”), formerly an affiliate of Dynex Capital and now known as DCI Commercial, Inc., were defendants in state court in Dallas County, Texas in the matter of Basic Capital Management et al (collectively, “BCM” or “the plaintiffs”) versus Dynex Commercial, Inc. et al. The suit was filed in April 1999 originally against DCI, and in March 2000, BCM amended the complaint and added Dynex Capital as a defendant. The complaint, which was further amended during pretrial proceedings, alleged that, among other things, DCI and Dynex Capital failed to fund tenant improvement or other advances allegedly required on various loans made by DCI to BCM, that were subsequently acquired by us; that DCI breached an alleged $160 million “master” loan commitment entered into in February 1998; and that DCI breached another alleged loan commitment of approximately $9 million. The trial commenced in January 2004, and in February 2004, the jury in the case rendered a verdict in favor of one of the plaintiffs and against Dynex Capital on the alleged breach of the loan agreements for tenant improvements and awarded that plaintiff damages in the amount of $0.25 million. The jury also awarded the plaintiffs attorneys fees in the amount of $2.1 million. The jury entered a separate verdict against DCI in favor of BCM under two mutually exclusive damage models, for $2.2 million and $25.6 million, respectively. The verdict, any judgment, and the apportionment of the award of attorneys fees between Dynex Capital and DCI, if appropriate, remains subject to the outcome of post-judgment motions pending or to be filed with the trial court. We do not believe that we have any legal responsibility for the verdict against DCI. Plaintiffs are seeking to set-off any damages that may be awarded against obligations to or loans held by DCI or Dynex Capital, as applicable. The plaintiffs may attempt to include loans that have been pledged by us as securitized finance receivables in non-recourse securitization financings. We are vigorously contesting plaintiffs’ claims, including whether any plaintiff is entitled to any judgment.

INDEPENDENT ACCOUNTANTS

Dynex Capital’s financial statements for 2003 have been audited by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are not expected to attend the special meeting.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to present at the 2004 Annual Meeting of Stockholders and to have included in Dynex Capital’s proxy materials must have been received in writing by the Secretary of Dynex Capital prior to December 12, 2003. No proposals of stockholders were delivered to

Dynex Capital by February 25, 2004, the deadline for submission of proposals for the 2004 Annual Meeting.

INCORPORATION BY REFERENCE

Dynex Capital hereby incorporates by reference into this proxy statement the following:

•	Dynex Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 26, 2004, a copy of which accompanies this proxy statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Copies of these materials may be received without charge upon request from Dynex Capital at the following address:

Dynex Capital, Inc.

4551 Cox Road, Suite 300

Glen Allen, Virginia 23060

Attn: Secretary

OTHER BUSINESS

No other matters are to be presented for action at the special meeting other than as set forth in this proxy statement. If other matters should properly come before the special meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

/s/ STEPHEN J. BENEDETTI

Stephen J. Benedetti Executive Vice President and Chief Financial Officer

Glen Allen, Virginia

March 29, 2004

Appendix A

AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

DYNEX CAPITAL, INC.

Articles IIIA, IIIB and IIIC shall be deleted, and in place thereof shall be inserted the following:

A. SERIES D PREFERRED

Section 1. Number of Shares and Designation.

(a) This series of Preferred Stock shall be designated as Series D 9.50% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) and up to five million seven hundred thirteen thousand four hundred thirty (5,713,430) shall be the number of shares of such Preferred Stock constituting this series.

(b) Upon the effectiveness of this Article IIID:

(i) Each share of the Corporation’s Series A Preferred Stock shall be deemed to have been converted into 2.784 shares of Series D Preferred Stock and 0.6373 shares of Common Stock. Each holder of Series A Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.

1

(ii) Each share of the Corporation’s Series B Preferred Stock shall be deemed to have been converted into 2.842 shares of Series D Preferred Stock and 0.6506 shares of Common Stock. Each holder of Series B Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.

(iii) Each share of the Corporation’s Series C Preferred Stock shall be deemed to have been converted into 3.480 shares of Series D Preferred Stock and 0.7967 shares of Common Stock. Each holder of Series C Preferred Stock shall also receive a cash payment equal to any fractional shares of Series D Preferred Stock and Common Stock that it would otherwise be entitled to receive on a basis that values each share of Series D Preferred Stock at $10.00 and each share of Common Stock at $5.6484.

Section 2. Definitions. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” of a person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Call Date” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Common Stock” shall mean the common stock, $.01 par value per share, of the Corporation or such shares of the Corporation’s capital stock into which such Common Stock shall be reclassified.

2

“Conversion Ratio” shall mean the conversion ratio per share of Common Stock for which each share of Series D Preferred Stock is convertible, as such Conversion Ratio may be adjusted pursuant to Section 7. The initial Conversion Ratio shall be one share of Common Stock for each share of Series D Preferred Stock.

“Current Market Price” of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on that day, or, if no sale takes place on that day, the average of the reported closing bid and asked prices regular way on that day, in either case as reported on the New York Stock Exchange (“NYSE”) or, if the security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which the security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the security is not quoted on NASDAQ, the average of the closing bid and asked prices on that day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the security on that day shall not have been reported through NASDAQ, the average of the bid and asked prices on that day as furnished by any NYSE or National Association of Securities Dealers, Inc. member firm regularly making a market in the security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of the class as determined reasonably and in good faith by the Board of Directors of the Corporation.

“Dividend Payment Date” shall mean, with respect to each Dividend Period, the last day of January, April, July and October, in each year, commencing on July 31, 2004 with respect to the period commencing on April 7, 2004 and ending June 30, 2004; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on April 7, 2004 and end on and include June 30, 2004).

3

“Fair Market Value” shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. The term “ex date,” when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean April 7, 2004 or the earlier date of issue of the Series D Preferred Stock.

“Issue Price” shall mean the amount of $10.00.

“Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the shares of Series D Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Person” shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in paragraph (a)(i) of Section 5 hereof.

“Series A Preferred Stock” shall mean the Series A Cumulative Convertible Preferred Stock formerly authorized by Article IIIA of these Articles of Incorporation.

“Series B Preferred Stock” shall mean the Series B Cumulative Convertible Preferred Stock formerly authorized by Article IIIB of these Articles of Incorporation.

“Series C Preferred Stock” shall mean the Series C Cumulative Convertible Preferred Stock formerly authorized by Article IIIC of these Articles of Incorporation.

“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other

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similar agent, then “set apart for payment” with respect to the Series D Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” as to any securities, shall mean any day on which such securities are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on NASDAQ or, if such securities are not quoted on NASDAQ, in the securities market in which such securities are traded.

“Transaction” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Transfer Agent” means Wachovia Bank Shareholder Services or such other transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Series D Preferred Stock.

Section 3. Dividends.

(a) The holders of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Series D Preferred Stock equal to the greater of (i) the base dividend of $0.2375 per quarter (the “Base Rate”) or (ii) the aggregate quarterly dividends declared on the shares of the Common Stock (or portion thereof) into which each share of the Series D Preferred Stock is convertible. The initial Dividend Period shall commence on the Issue Date and end on June 30, 2004. The dividends payable with respect to the portion of the initial Dividend Period commencing on the Issue Date and ending on June 30, 2004 shall be prorated from the Issue Date and determined by reference to the Base Rate. The amount referred to in clause (ii) of this paragraph (a) with respect to each Dividend Period shall be determined by multiplying each share of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Series D Preferred Stock would be convertible at the close of business on the record date for the payment of dividends on the Series D Preferred Stock (based on the Conversion Ratio then in effect) by the quarterly cash dividend payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as

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of the record date for the payment of dividends on the Common Stock with respect to such Dividend Period or, if different, with respect to the most recent quarterly period for which dividends with respect to the Common Stock have been declared. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Series D Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date which shall be not more than sixty (60) days prior to the applicable Dividend Payment Date and shall be fixed by the Board of Directors to coincide with the record date for the regular quarterly dividends, if any, payable with respect to the Common Stock; provided, however, that the record dates for the Dividend Period ending December 31, may be separated so that the record date for the Common Stock dividend is December 31 and the record date for the Series D Preferred Stock dividend is January 1 and vice versa. Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date, shall precede by not more than forty-five (45) days the payment date thereof, as may be fixed by the Board of Directors.

(b) The amount of dividends payable per share of Series D Preferred Stock for the portion at the initial Dividend Period commencing on the Issue Date and ending and including June 30, 2004, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve (12) thirty (30)-day months and a three hundred sixty (360)-day year. Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

(c) So long as any of the shares of Series D Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment by the Corporation

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and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Series D Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date.

(d) So long as any of the shares of Series D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than by a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case (i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Series D Preferred Stock shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Series D Preferred Stock.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of

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Junior Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive an amount in cash per share of Series D Preferred Stock (“Liquidation Preference”) equal to the Issue Price, plus an amount in cash equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Series D Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.

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Section 5. Redemption at the Option of the Corporation.

(a) Shares of Series D Preferred Stock will be redeemable by the Corporation, in whole or in part, at the option of the Corporation as set forth herein, subject to the provisions described below:

(i) Provided that for twenty (20) Trading Days within any period of thirty (30) consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock equals or exceeds $10.00, shares of Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation by issuing and delivering to each holder for each share of Series D Preferred Stock to be redeemed one share of authorized but previously unissued Common Stock, subject to adjustment of the Conversion Ratio as provided in Section 7 plus accumulated, accrued and unpaid dividends (as provided below), which are to be paid in cash through the end of the prior Dividend Period; however, no dividend will be payable for the Dividend Period in which such a redemption occurs if such redemption occurs before the record date for the dividend on the Common Stock, in which event, the dividend will be payable through the redemption date, provided, however, if no dividend on the Common Stock has been declared for such period, a dividend shall be paid on the redeemed Series D Preferred Stock in cash and on a pro rata basis for the period in which such redemption occurs). In order to exercise its redemption option pursuant to this paragraph (a)(i), the Corporation must issue a press release announcing the redemption (the “Press Release”) prior to the opening of business on the second Trading Day after the condition upon which this redemption is based has been satisfied. The Press Release shall announce the redemption and set forth the number of shares of Series D Preferred Stock that the Corporation intends to redeem; or

(ii) Shares of Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation out of funds legally available therefore for cash at the Issue Price per share, plus any accumulated, accrued and unpaid dividends (as provided in Section 5(b) below), plus the pro-rated dividend accrued from the beginning of the current Dividend Period to the date of redemption determined by reference solely to the Base Rate.

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(b) Shares of Series D Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the “Call Date”). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) days nor more than 60 days after (i) the date on which the Corporation issues the Press Release, if such redemption is pursuant to paragraph (a)(i) of this Section 5, or (ii) the date notice of redemption is sent by the Corporation, if such redemption is pursuant to paragraph (a)(ii) of this Section 5. In the event of a redemption pursuant to Section 5(a)(i) or 5(a)(ii), if the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then (i) in the event of a redemption pursuant to Section 5(a)(i) each holder of Series D Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date and (ii) in the event of a redemption pursuant to Section 5(a)(ii), each holder of Series D Preferred Stock at the close of business on such dividend payment record date shall be entitled to the portion of the dividend accrued from the beginning of the Dividend Period in which the redemption occurs and ending on the Call Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Series D Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

If the dividend payment record date for the Series D Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series D Preferred Stock whose shares are redeemed for Common Stock does not receive dividends on both the shares of Series D Preferred Stock and the Common Stock for which such shares are redeemed for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no redemption after the earlier of such record dates will be accepted until after the latter of such record dates.

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(c) If full cumulative dividends on all outstanding shares of Series D Preferred Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Series D Preferred Stock may be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Series D Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series D Preferred Stock.

(d) If the Corporation shall redeem shares of Series D Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed and, if such redemption is pursuant to paragraph (a)(i) of this Section 5, such notice shall be given not more than ten (10) Business Days after the date on which the Corporation issues the Press Release; if the Corporation shall redeem shares of Series D Preferred Stock pursuant to paragraph (a)(ii) of this Section 5, notice of such redemption shall be given not less than thirty (30) nor more than sixty (60) days prior to the Call Date. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation not less than thirty (30) nor more than sixty (60) days prior to the Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series D Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) whether redemption will be for shares of Common Stock pursuant to paragraph (a)(i) of this Section 5 or for cash pursuant to paragraph (a)(ii) of this Section 5, and, if redemption will be for

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Common Stock, the number of shares of Common Stock to be issued with respect to each share of Series D Preferred Stock to be redeemed; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock and (5) the then-current Conversion Ratio. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the number of shares of Common Stock and/or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series D Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Series D Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Stock of the Corporation shall cease (except the rights to receive the shares of Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation’s obligation to provide shares of Common Stock and/or cash in accordance with the preceding sentence shall be deemed fulfilled if on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of, a bank or trust company that has a capital and surplus of at least $50,000,000, such number or shares of Common Stock and such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series D Preferred Stock so called for redemption. In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, at the close of business on the Call Date, each holder of shares of Series D Preferred Stock to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the shares of Series D Preferred Stock to be so redeemed. No interest shall accrue for the benefit of the holders of shares of Series D Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash

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unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation after which reversion the holders of shares of Series D Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing shares of Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series D Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series D Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series D Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

(e) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, no fractional shares of Common Stock or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon redemption of shares of Series D Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

(f) In the case of any redemption pursuant to paragraph (a)(i) of this Section 5, the Corporation covenants that any shares of Common Stock issued upon redemption

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of shares of Series D Preferred Stock shall be validly issued, fully paid and non-assessable. The Corporation shall use its best efforts to list, subject to official notice of issuance, the shares of Common Stock required to be delivered upon any such redemption of shares of Series D Preferred Stock, prior to such redemption, on a national securities exchange, if any, on which the outstanding shares of Common Stock are listed at the time of such delivery.

The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series D Preferred Stock are freely transferable and not subject to any resale restrictions under the Act or any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series D Preferred Stock which are held by an “affiliate”(as defined in Rule 144 under the Act) of the Corporation).

Section 6. Stock To Be Retired. All shares of Series D Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Corporation may also retire any unissued shares of Series D Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7. Conversion into Common Stock. Holders of shares of Series D Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

(a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series D Preferred Stock shall have the right, at such holder’s option at any time to convert such shares, in whole or in part, into one share, subject to adjustment as provided in this Section 7, of fully paid and non-assessable, authorized but previously unissued Common Stock per each share of Series D Preferred Stock by surrendering such shares to be converted, such surrender made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Series D Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of shares of Common Stock and/or cash payable upon such redemption under Section 5 hereof.

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(b) In order to exercise the conversion right, the holder of each share of Series D Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series D Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series D Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

Holders of shares of Series D Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

As promptly as practicable after the surrender of certificates for shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder’s written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

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Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series D Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Series D Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Series D Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Series D Preferred Stock and the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

(c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Series D Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

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(d) The Conversion Ratio shall be adjusted from time to time as follows:

(i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series D Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the opening of business on the day following the date fixed for such determination by a fraction, the numerator

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of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(iii) No adjustment in the Conversion Ratio shall be required unless such adjustment would require a cumulative increase or decrease of at least 1%, in such ratio, provided, however, that any adjustments that by reason of this paragraph (d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made: and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(iii)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Ratio for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest one-tenth of a share (with .05 of a share being rounded upward). Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Ratio, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares,

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reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

(e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series D Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series D Preferred Stock that will contain provisions enabling the holders of the Series D Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Ratio in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

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(f) If,

(i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

(ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

(iii) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

(iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Series D Preferred Stock at such holder’s address as shown on the stock records of the Corporation, as promptly as possible, but at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders

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of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(g) Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Ratio to each holder of shares of Series D Preferred Stock at such holder’s last address as shown on the stock records of the Corporation.

(h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(i) There shall be no adjustment of the Conversion Ratio in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

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(j) If the Corporation shall take any action affecting the Common Stock other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Series D Preferred Stock, the Conversion Ratio for the Series D Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion may determine to be equitable under the circumstances.

(k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Series D Preferred Stock shall be validly issued, fully paid and non-assessable.

The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the shares of Series D Preferred Stock, prior to such delivery, on a national securities exchange, if any, on which the outstanding shares of Common Stock are listed at the time of such delivery.

The Corporation shall take any action necessary to ensure that any shares of Common Stock issued upon conversion of shares of Series D Preferred Stock are freely transferable and not subject to any resale restrictions under the Act, or any applicable state securities or blue sky laws (other than any shares of Common Stock which are held by an “affiliate” (as defined in Rule 144 under the Act).

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(l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Series D Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series D Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 8. Conversion into Senior Notes

(a) If at any time the Corporation:

(i) falls in arrears in the payment of dividends on the Series D Preferred Stock in an aggregate amount equal to the full accrued dividends for two quarterly Dividend Periods; or

(ii) fails to maintain consolidated shareholders’ equity determined in accordance with generally accepted accounting principles of at least 200% of the aggregate Issue Price of the then outstanding Series D Preferred Stock,

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then the Series D Preferred Stock will automatically convert into 9.50% Senior Notes (the “Conversion Notes”), which will be in substantially the following form:

[Date]             ,

DYNEX CAPITAL, INC.

9.50% Senior Note

DYNEX CAPITAL, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (the “Company”), for value received hereby promises to pay to the order of                          (the “Noteholder”) the principal sum of              Dollars ($            ) with interest thereon at the rate of 9.50% per annum, payable as follows:

a. Interest in quarterly installments payable only on the last day of the months of              ,              ,              ,and              commencing from the date of issuance of this Note (the “Issue Date”); and

b. Principal in arrears, together with associated interest, commencing the third year after the Issue Date over eight quarterly periods payable on the last day of the months of              ,              ,              ,and             ; provided, however, that such quarterly payments will not begin until after the Company tenders its last payment on the Company’s 9.50% Senior Notes due 2007.

The principal and interest payable on this Note will be paid to the person in whose name this Note is registered at the close of business on the record date, which shall be              ,              ,              and              (whether or not a business day). Interest shall be paid by check mailed to the Noteholder at the registered address of such person unless other arrangements are made by the Noteholder with the Company.

Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company will have the right to prepay or redeem this Note in part or in its entirety, including all accrued interest due hereon, at its option, anytime prior to maturity without penalty.

The Company covenants that, until it satisfies its obligations pursuant to the terms of this Note, it will not (i) repurchase outstanding capital stock of the Company or (ii) make distributions to shareholders of the Company other than such distributions necessary to maintain the Company’s status as a real estate investment trust pursuant to the Internal Revenue Code of 1986, as amended.

Any of the following shall constitute an “Event of Default” hereunder: (i) the failure to pay any sum due hereunder within ten (10) days after a notice of default is delivered to Company by Noteholder following the date such sum is due, (ii) Company’s admission in writing that it is unable to pay its debts as they become due, (iii) any assignment by the Company for the benefit

24

of its creditors, or (iv) Company’s filing or having filed against it a petition in bankruptcy. Upon the occurrence of an Event of Default, interest shall begin to accrue at a rate of     % per annum from the date of said occurrence until this Note is paid in full. Upon the occurrence of an Event of Default, the outstanding principal balance hereof and all interest accrued thereon shall become due and payable immediately at the election of Noteholder, without notice. Failure to exercise this option upon any such Event of Default shall not constitute or be construed as a waiver of the right to exercise such option subsequently.

This Note has been executed and delivered in the Commonwealth of Virginia, and shall be construed and governed by the laws of the Commonwealth of Virginia.

The provisions of this Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Noteholder.

(b) The Conversion Notes shall be subordinate only to the Corporation’s 9.50% Senior Notes due April 2007 (the “2007 Senior Notes”). The principal payments under the Conversion Notes will not begin until after the Corporation tenders its last payment on the 2007 Senior Notes.

(c) If the Series D Preferred Stock converts into Conversion Notes, then the aggregate amount of accrued and unpaid dividends payable to holders of the Series D Preferred Stock, including pro-rata dividends, will be added to the principal balance of the Conversion Notes.

(d) The Conversion Notes shall be issued pursuant to an indenture substantially similar to the indenture that governs the Corporation’s 9.50% Senior Notes due 2007 and that complies with the requirements of the Trust Indenture Act of 1939.

Section 9. Ranking. The Series D Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts payable upon liquidation, dissolution or winding up of the Corporation. The Corporation is not permitted to issue any stock ranking senior to the Series D Preferred Stock as to the payment of dividends or amounts upon liquidation, without the approval of the holders of two-thirds (2/3) of the Series D Preferred Stock.

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Section 10. Voting.

(a) The holders of the Series D Preferred Stock voting as a single class, will have the right to elect two representatives to the Board of Directors of the Corporation so long as there remains outstanding greater than or equal to 50% of the number of shares of Series D Preferred Stock issued in accordance with Section 1(b). If the amount of Series D Preferred Stock at any time outstanding is less than 50% of the number of shares of Series D Preferred Stock issued in accordance with Section 1(b), then the holders of the Series D Preferred Stock will have the right to elect one representative to the Board of Directors of the Corporation. In this event, unless one of the two directors delivers notice of his resignation to the Corporation within ten days after receiving notice of the change in the right of the holders of the Series D Preferred Stock to elect representatives to the Board of Directors, the term of the board representative of the holders of the Series D Preferred Stock who received the fewest number of votes in the most recent election of directors shall terminate effective as of the date on which the amount of Series D Preferred Stock outstanding ceased to be greater than or equal to 50% of the number of shares of the Series D Preferred Stock issued in accordance with Section 1(b). If no Series D Preferred Stock remains outstanding, the holders of the Series D Preferred Stock shall no longer have the right to elect any representatives to the Board of Directors of the Corporation, and the term of the board representatives of the holders of the Series D Preferred Stock shall terminate effective as of the date on which the Series D Preferred Stock ceased to be outstanding. However, if the reason that the Series D Preferred Stock ceased to be outstanding is the conversion of the Series D Preferred Stock pursuant to Section 8, then any representatives to the Board of Directors of the Corporation elected by the holders of the Series D Preferred Stock will continue in office until the next succeeding meeting of the shareholders of the Corporation.

(b) So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of

26

Incorporation, as amended, and subject to Section 11 below, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series D Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of this amendment to the Articles of Incorporation, the Articles of Incorporation or the Bylaws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with the Series D Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Stock; or

(ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; provided, however, that no such vote of the holders of Series D Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series D Preferred Stock at the time outstanding.

For purposes of the foregoing provisions of this Section 10, each share of Series D Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series D Preferred Stock as a single class on any matters then the Series D Preferred Stock and such other series shall have with respect to such matters one (1) vote per $10.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Stock shall not have any relative

27

participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 11. Restriction on Payments. The Corporation will not make any payments for (a) repurchases, tender offers, and other retirements of Common Stock of the Corporation or (b) dividends on Common Stock in excess of the amount of payment required to maintain the status of the Corporation as a real estate investment trust unless, after taking into account such payment, consolidated shareholders equity of the Corporation, as determined in accordance with generally accepted accounting principles, exceeds 300% of the aggregate Issue Price of the then outstanding Series D Preferred Stock unless approved by the holders of at least 75% of the Series D Preferred Stock.

Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any share of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

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DYNEX CAPITAL, INC.

REVOCABLE PROXY

Series A Preferred Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEX CAPITAL, INC., FOR USE ONLY AT THE SPECIAL MEETING OF PREFERRED STOCKHOLDERS TO BE HELD ON APRIL 29, 2004 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders (the “Meeting”) and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Dynex Capital, Inc. (the “Company”), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR each of the proposals listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than April 29, 2004.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2.

		FOR	AGAINST	ABSTAIN
1.	Approval and adoption of the amendment of the Company’s Articles of Incorporation to accomplish the Series D conversion.	☐	☐	☐

2.	Approval of adjournments of the Meeting. A vote for this proposal will permit the Meeting to be adjourned in order to allow the Company to solicit additional proxies in favor of the amendment.	☐	☐	☐

To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any other matters that will come before the Meeting.

Date:

Signature(s)

Signature(s)

Please date this Proxy and sign your name exactly as your name appears above. Joint accounts need only one signature, but all stockholders should sign if possible. When signing as attorney, executor, administrator, trustee, guardian or similar position, please add your full title as such to your signature. If a corporation, please sign the full corporate name by president or an authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

DYNEX CAPITAL, INC.

REVOCABLE PROXY

Series B Preferred Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEX CAPITAL, INC., FOR USE ONLY AT THE SPECIAL MEETING OF PREFERRED STOCKHOLDERS TO BE HELD ON APRIL 29, 2004 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders (the “Meeting”) and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Dynex Capital, Inc. (the “Company”), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR each of the proposals listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than April 29, 2004.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2.

		FOR	AGAINST	ABSTAIN
1.	Approval and adoption of the amendment of the Company’s Articles of Incorporation to accomplish the Series D conversion.	☐	☐	☐

2.	Approval of adjournments of the Meeting. A vote for this proposal will permit the Meeting to be adjourned in order to allow the Company to solicit additional proxies in favor of the amendment.	☐	☐	☐

To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any other matters that will come before the Meeting.

Date:

Signature(s)

Signature(s)

Please date this Proxy and sign your name exactly as your name appears above. Joint accounts need only one signature, but all stockholders should sign if possible. When signing as attorney, executor, administrator, trustee, guardian or similar position, please add your full title as such to your signature. If a corporation, please sign the full corporate name by president or an authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

DYNEX CAPITAL, INC.

REVOCABLE PROXY

Series C Preferred Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEX CAPITAL, INC., FOR USE ONLY AT THE SPECIAL MEETING OF PREFERRED STOCKHOLDERS TO BE HELD ON APRIL 29, 2004 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of Special Meeting of Stockholders (the “Meeting”) and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Dynex Capital, Inc. (the “Company”), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR each of the proposals listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than April 29, 2004.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2.

		FOR	AGAINST	ABSTAIN
1.	Approval and adoption of the amendment of the Company’s Articles of Incorporation to accomplish the Series D conversion.	☐	☐	☐

2.	Approval of adjournments of the Meeting. A vote for this proposal will permit the Meeting to be adjourned in order to allow the Company to solicit additional proxies in favor of the amendment.	☐	☐	☐

To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any other matters that will come before the Meeting.

Date:

Signature(s)

Signature(s)

Please date this Proxy and sign your name exactly as your name appears above. Joint accounts need only one signature, but all stockholders should sign if possible. When signing as attorney, executor, administrator, trustee, guardian or similar position, please add your full title as such to your signature. If a corporation, please sign the full corporate name by president or an authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.